SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HEALTH MANAGEMENT ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HEALTH MANAGEMENT ASSOCIATES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 13, 2008

The annual meeting of stockholders of Health Management Associates, Inc. will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109 on Tuesday, May 13, 2008 at 1:30 p.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect nine directors.

•

To approve a proposal to amend and restate the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan. The amended and restated plan will provide for the issuance of common stock awards to non-employed physicians and clinicians who provide us with bona fide advisory or consulting services. The amended and restated plan will not increase the number of shares currently available for grant under the existing plan and, therefore, will not cause further dilution.

•	To ratify the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2008.

•	To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on March 17, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Timothy R. Parry
Timothy R. Parry
Corporate Secretary

March 31, 2008

HEALTH MANAGEMENT ASSOCIATES, INC.

PROXY STATEMENT

Why Are These Proxy Materials Being Provided to Stockholders?

The board of directors of Health Management Associates, Inc. has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the board for use at the 2008 annual meeting of stockholders. The 2008 annual meeting will be held on Tuesday, May 13, 2008, at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

Why Did We Mail a One-Page Notice Regarding the Internet Availability of Proxy Materials to Stockholders this Year Instead of a Full Set of Proxy Materials?

As required by new rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report available on the Internet. On March 31, 2008, we mailed a notice to stockholders containing instructions on how to access our proxy statement and annual report and how to vote online.

Location of Annual Meeting

The annual meeting will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109.

Principal Executive Offices

Our principal executive offices are located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710. Our telephone number is 239-598-3131.

Record Date and Outstanding Shares

Stockholders of record at the close of business on March 17, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated class A common stock, $0.01 par value per share, referred to in this proxy statement as common stock. As of the record date, 244,340,996 shares of our common stock were issued and outstanding.

Voting

Each stockholder of record is entitled to one vote for each share of common stock held as of the record date.

Instructions for Internet Voting. Stockholders may vote by proxy online by following the instructions contained in the notice that was delivered by mail. Stockholders who request printed copies of our proxy materials by mail may vote by mail, telephone or via the Internet. When voting on the Internet, stockholders who indicate that they wish to vote in accordance with the recommendations of the board of directors will have their shares voted FOR the election of the nine director nominees described herein, FOR approval of the amendment and restatement of the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instructions for Mail and Telephone Voting. Stockholders who wish to vote by mail or telephone should follow the instructions on the proxy card. Shares represented by telephonic votes and written proxies that are properly dated, executed and returned will be voted at the annual meeting in accordance with the instructions on such proxies. If no specific instructions are given, shares will be voted FOR the election of the nine director nominees described herein, FOR approval of the amendment and restatement of the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instruction for Voting In Person. Stockholders may vote in person at the annual meeting. Ballots will be provided to stockholders who wish to vote at the annual meeting.

Vote Required

The table below indicates the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required
One	Election of nine directors	Plurality of the votes duly cast (1)

Two	Approval of the amendment and restatement of the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan. The amended and restated plan will provide for the issuance of common stock awards to non-employed physicians and clinicians who provide us with bona fide advisory or consulting services. The amended and restated plan will not increase the number of shares currently available for grant under the existing plan and, therefore, will not cause further dilution.	Majority of the votes duly cast

Three	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008	Majority of the votes duly cast (2)

(1)	Under our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee, which will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

(2)	The selection of Ernst & Young LLP as our independent registered public accounting firm is being presented to stockholders for ratification. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

Board of Directors’ Voting Recommendations

Our board of directors recommends that stockholders vote their shares FOR each of the nine director nominees, FOR approval of the amendment and restatement of the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Revocability of Proxies

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

•	vote again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•	submit a signed proxy card with a later date;

•	vote in person at the annual meeting; or

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy.

Attendance at the annual meeting will not automatically revoke your previously submitted proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares; and (2) that such broker, bank or other nominee is not voting such shares at the annual meeting.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all stockholders of record on March 17, 2008 with an opportunity to vote on matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions are counted for the purpose of determining the presence or absence of a quorum and will have the same effect as a vote against a proposal (other than in the election of directors, who are elected by a plurality of the votes cast).

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares), brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine matter because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

The proposals to be acted upon at the annual meeting include routine matters and one non-routine matter (the proposal to approve the amendment and restatement of the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan). If a broker has not received stockholder voting instructions on the non-routine matter, the broker may turn in a proxy card and vote on the routine matters but may not vote on the non-routine matter. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific non-routine proposal. Accordingly, broker non-votes will not affect the outcome of the vote with respect to the proposal to approve the amendment and restatement of the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan.

Where Can Annual Meeting Voting Results Be Found?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspectors of election and published in our quarterly report on Form 10-Q for the quarter ending June 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below presents certain information as of March 17, 2008 regarding shares of common stock held by (1) each stockholder known by us to be the beneficial holder of more than 5% of our common stock; (2) each of our directors; (3) each of our “named executive officers” (as defined on page 29); and (4) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class
William J. Schoen (3) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	10,043,507	4.0%

Burke W. Whitman (4) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	1,115,005	—

Joseph V. Vumbacco (5) 5811 Pelican Bay Boulevard, Suite 203 Naples, FL 34108-2710	1,583,929	—

Kent P. Dauten (6) 520 Lake Cook Road, Suite 650 Deerfield, IL 60015	437,513	—

Donald E. Kiernan (7) 3075 Rum Row Naples, FL 34102	45,250	—

Robert A. Knox (8) 717 Fifth Avenue, Suite 1100 New York, NY 10022	258,967	—

William E. Mayberry, M.D. (9) 826 Rue de Ville Naples, FL 34108	47,487	—

Vicki A. O’Meara 6750 SW 97 St. Miami, FL 33156	19,000	—

William C. Steere, Jr. (10) 235 E. 42nd Street New York, NY 10017	32,750	—

Randolph W. Westerfield, Ph.D. (8) University of Southern California Marshall School of Business Bridge Hall, Suite 308 Los Angeles, CA 90089	39,000	—

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class
Kelly E. Curry (11) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	258,872	—

Robert E. Farnham (12) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	707,143	—

Timothy R. Parry (13) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	596,636	—

Wellington Management Company, LLP (14) 75 State Street Boston, MA 02109	33,927,576	13.9%

Dodge & Cox (15) 555 California Street, 40th Floor San Francisco, CA 94104	26,007,701	10.6%

Private Capital Management, L.P. (16) 8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108	25,657,894	10.5%

FMR LLC (17) 82 Devonshire Street Boston, MA 02109	19,000,000	7.8%

Snow Capital Management, L.P. (18) 2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143	16,901,427	6.9%

Vanguard Specialized Funds – Vanguard Health Care Fund (19) 100 Vanguard Boulevard Malvern, PA 19355	15,756,900	6.4%

Putnam, LLC (20) One Post Office Square Boston, MA 02109	14,455,948	5.9%

Greenlight Capital, L.L.C. (21) 140 East 45th Street 24th Floor New York, NY 10017	13,578,171	5.6%

All directors and executive officers as a Group (13 persons) (22)	15,185,059	6.1%

(1)	As reported by such persons as of March 17, 2008, with percentages based on 244,340,996 shares issued and outstanding, except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by such stockholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown for each director and executive officer includes shares of restricted stock, except for Mr. Schoen, who has not been awarded any shares of restricted stock, and Mr. Vumbacco, who no longer holds any shares of restricted stock.

(3)	The amount shown includes: (a) 4,026,340 shares issuable upon exercise of presently exercisable options; (b) an aggregate of 5,657,979 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary; and (c) 359,188 shares held by the Schoen Foundation, of which Mr. Schoen is Chairman.

(4)	The amount shown includes: (a) 301,976 shares issuable upon exercise of a presently exercisable option; (b) 812,259 shares held by Mr. Whitman individually; and (c) 770 shares held in Mr. Whitman’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(5)	Mr. Vumbacco retired from the company on December 31, 2007. The amounts shown include: (a) 629,116 shares issuable upon exercise of presently exercisable options; and (b) 954,813 shares, which includes shares held by Mr. Vumbacco individually, shares held jointly by Mr. Vumbacco and his wife, and a small portion of shares held within a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.

(6)	The amount shown includes: (a) 7,500 shares issuable upon exercise of presently exercisable options; and (b) 413,638 shares held jointly by Mr. Dauten and his wife in a brokerage account, which has margin capability.

(7)	The amount shown includes 12,500 shares issuable upon exercise of presently exercisable options.

(8)	The amount shown includes 7,500 shares issuable upon exercise of presently exercisable options.

(9)	The amount shown includes: (a) 18,500 shares issuable upon exercise of presently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as trustee of the W.E. Mayberry Trust.

(10)	The amount shown includes 11,250 shares issuable upon exercise of presently exercisable options.

(11)	The amount shown includes: (a) 213,472 shares held by Mr. Curry individually; (b) 35,400 shares held jointly by Mr. Curry and his wife; and (c) 10,000 shares held by a revocable trust.

(12)	The amount shown includes: (a) 503,294 shares issuable upon exercise of presently exercisable options; (b) 150,045 shares held by Mr. Farnham individually; (c) 8,739 shares held jointly by Mr. Farnham and his wife; and (d) 45,065 shares held in Mr. Farnham’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(13)	The amount shown includes: (a) 428,806 shares issuable upon exercise of presently exercisable options; (b) 164,165 shares held by Mr. Parry individually; (c) 3,665 shares held in Mr. Parry’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(14)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission by Wellington Management Company, LLP. These shares are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities except Vanguard Specialized Funds – Vanguard Health Care Fund. Wellington Management Company, LLP, in its capacity as an investment advisor, has shared voting power with respect to 15,000,976 of such shares and shared dispositive power with respect to all 33,927,576 shares.

(15)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 2 to Schedule 13G dated February 8, 2008 filed with the Securities and Exchange Commission by Dodge & Cox. These shares are owned by clients of Dodge & Cox, an investment advisor registered under section 203 of the Investment Advisors Act of 1940, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox has sole voting power with respect to 24,662,101 of such shares, shared voting power with respect to 53,800 of such shares, and sole dispositive power with respect to all 26,007,701 shares.

Our wholly-owned captive insurance subsidiary maintained an investment with a fair market value of approximately $7.9 million in a publicly-traded Dodge & Cox mutual fund as of February 29, 2008. Such investment was made on an arms-length basis.

(16)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 5 to Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission by Private Capital Management, L.P. Private Capital Management, L.P. has sole voting and sole dispositive power with respect to 477,173 of such shares and shared voting and shared dispositive power with respect to 25,180,721 of such shares. Private Capital Management, L.P. exercises shared voting power with respect to shares held by those clients that have delegated proxy voting authority to it. Such delegation may be granted or revoked at any time at the client’s discretion. Private Capital Management, L.P. disclaims beneficial ownership of shares over which it has dispositive power and disclaims the existence of a group.

(17)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 9 to Schedule 13G dated February 13, 2008 filed with the Securities and Exchange Commission by FMR LLC. All of the shares shown are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, as a result of its acting as investment advisor to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940. One investment company, Fidelity Low Priced Stock Fund, owns all of such shares. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, and the Funds,

each has sole dispositive power with respect to all 19,000,000 shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.

(18)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated January 15, 2008 filed with the Securities and Exchange Commission by Snow Capital Management, L.P. Snow Capital Management, L.P. has sole voting power with respect to 16,830,347 of such shares and sole dispositive power with respect to all 16,901,427 of such shares.

(19)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission by Vanguard Specialized Funds – Vanguard Health Care Fund. Vanguard Specialized Funds – Vanguard Health Care Fund has sole voting power with respect to all 15,756,900 shares.

(20)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated January 17, 2008 filed with the Securities and Exchange Commission by Putnam, LLC d/b/a Putnam Investments on behalf of itself and two wholly-owned investment advisors, Putnam Investment Management, LLC, which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC, which is the investment advisor to Putnam’s institutional clients. Both Putnam Investment Management, LLC and The Putnam Advisory Company, LLC have dispositive power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by institutional clients. Putnam, LLC has shared voting power with respect to 32,410 of such shares and shared dispositive power with respect to all 14,455,948 shares. Putnam Investment Management, LLC has shared voting power with respect to 32,410 of such shares and shared dispositive power with respect to 14,411,110 of such shares. The Putnam Advisory Company, LLC has shared dispositive power with respect to 44,838 of such shares. However, Putnam, LLC disclaims beneficial ownership of any securities covered by the Schedule 13G and further states that it does not have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

(21)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 21, 2008 filed with the Securities and Exchange Commission by Greenlight Capital, L.L.C. (“Greenlight LLC”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Advisors, L.P. (“Advisors”), DME Advisors GP, L.L.C. (“DME GP,” and together with Greenlight LLC and Greenlight Inc., “Greenlight”) and David Einhorn. The Schedule 13G relates to shares held for the account of Greenlight Capital, L.P. (“Greenlight Fund”), Greenlight Capital Qualified, L.P. (“Greenlight Qualified”), Greenlight Capital Offshore, Ltd. (“Greenlight Offshore”), and the managed account for which Advisors acts as investment manager. Greenlight LLC is the general partner of Greenlight Fund and Greenlight Qualified. Greenlight Inc. acts as the investment advisor for Greenlight Offshore. Advisors serves as investment manager to a managed account. DME GP serves as the general partner of Advisors. Mr. Einhorn is the principal of Greenlight. Greenlight LLC may be deemed the beneficial owner of 5,590,314 shares held for the account of Greenlight Fund and Greenlight Qualified and has sole voting and sole dispositive power with respect to such shares. Greenlight Inc. may be deemed the beneficial owner of 6,278,196 shares held for the account of Greenlight Offshore and has sole voting and sole dispositive power with respect to such shares. Advisors may be deemed the beneficial owner of 1,709,661 shares held for the account of the managed account for which Advisors acts as investment manager, and DME GP may be deemed the beneficial owner of 1,709,661 shares held for the account of the managed account for which Advisors acts as investment manager, each of which has sole voting and sole dispositive power with respect to such shares. Mr. Einhorn may be deemed the beneficial owner of all 13,578,171 shares. This number consists of 5,590,314 shares held for the account of Greenlight Fund and Greenlight Qualified, 6,278,196 shares held for the account of Greenlight Offshore, and 1,709,661 shares held for the account of the managed account for which Advisors acts as investment manager. Mr. Einhorn has sole voting and sole dispositive power with respect to all 13,578,171 shares. Each of the reporting persons disclaims beneficial ownership of the shares owned by Greenlight Fund, Greenlight Qualified, Greenlight Offshore and the managed account for which Advisors acts as investment manager.

(22)	See footnotes (3) through (13) to this table.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors constituting our board of directors is currently set at nine. At this year’s annual meeting, stockholders will elect nine directors to hold office until the next annual meeting of stockholders or until each of their successors is duly elected and qualified.

Based on the recommendations of our corporate governance and nominating committee, we have nominated William J. Schoen, Burke W. Whitman, Kent P. Dauten, Donald E. Kiernan, Robert A. Knox, William E. Mayberry, M.D., Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. for election as directors. All nine director nominees are currently directors and we recommend their re-election. Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

If you indicate when voting on the Internet that you wish to vote in accordance with the recommendations of the board of directors or unless you specifically withhold authority to vote for one or more of the nominees according to the instructions on the proxy card, proxies will be voted FOR the election of each of the nine director nominees.

Under our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee, which will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

We do not contemplate that any of the director nominees will be unable to serve as a director, but if that event should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine, provided that proxies cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Name and Background	Year First Elected Director
William J. Schoen, age 72, has served as our Chairman of the Board since April 1986. He became President and Chief Operating Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief Executive Officer in April 1986. He served as President until April 1997 and Chief Executive Officer until January 2001. From 1982 to 1987, Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer of The F&M Schaefer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc. Mr. Schoen also serves on the Board of Trustees of the University of Southern California and numerous non-profit organizations.	1983

Name and Background	Year First Elected Director
Burke W. Whitman, age 52, became our President and Chief Executive Officer effective June 1, 2007. Also effective June 1, 2007, the board of directors appointed Mr. Whitman as a director. Mr. Whitman was our President and Chief Operating Officer from January 2006 to May 2007. Prior to joining us and since February 1999, Mr. Whitman served as Executive Vice President and Chief Financial Officer of Triad Hospitals, Inc. Before such time, Mr. Whitman served as President and Chief Financial Officer of Deerfield Healthcare Corporation and was an investment banker with Morgan Stanley in New York City. Mr. Whitman serves as a Colonel in the U.S. Marine Corps Reserves and on the board of directors of the Marine Corps Toys for Tots Foundation. He also previously served as a member of the Board of the Federation of American Hospitals.	2007

Kent P. Dauten, age 52, served on our board of directors from March 1981 through May 1983 and from June 1985 through September 1988. He was again elected a director in November 1988 and has served on our board continuously since that time. Since February 1994, Mr. Dauten has been President, and since June 2005, he has been Managing Director, of Keystone Capital, Inc., a private investment advisory firm that he founded. Mr. Dauten was formerly a Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also serves on the boards of directors of Iron Mountain Incorporated and Northwestern Memorial Foundation.	1981

Donald E. Kiernan, age 67, is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, Inc., a telecommunications company, a position he held from October 1993 to August 2001. Prior to that and since 1990, he served as Senior Vice President of Finance and Treasurer for SBC Communications, Inc. Mr. Kiernan is a Certified Public Accountant and former partner of Arthur Young & Company. Mr. Kiernan also serves on the boards of directors of LaBranche & Co Inc., MoneyGram International, Inc. and Seagate Technology.	2001

Robert A. Knox, age 56, has been Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory firm, since December 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm. Prior to that, Mr. Knox was an investment executive of The Prudential Insurance Company of America. He also serves on the boards of Atlas Acquisition Holdings, Corp., Lincoln Vale European Partners and several private companies. Mr. Knox is also Vice Chairman of the Board of Trustees of Boston University.	1985

William E. Mayberry, M.D., age 78, is the retired President Emeritus and Chief Executive Officer of the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic, where he had been employed in various capacities from 1956 until his retirement in 1992.	1994

Name and Background	Year First Elected Director
Vicki A. O’Meara, age 50, served as President - U.S. Supply Chain Solutions for Ryder System, Inc., a leading transportation and supply chain solutions company headquartered in Miami, Florida through December 2007. Ms. O'Meara joined Ryder as Executive Vice President and General Counsel in June 1997 from the Chicago office of the law firm of Jones Day Reavis & Pogue, where she was a partner and chair of the firm's Global Environmental, Health and Safety Group. Ms. O'Meara has also served in a variety of federal government positions in Washington, D.C., including: Acting Assistant Attorney General under President George H.W. Bush, where she headed the Environmental and Natural Resources Division of the U.S. Department of Justice; Deputy General Counsel of the U.S. Environmental Protection Agency; and Assistant to the General Counsel in the Office of the Secretary of the Army. Ms. O'Meara was a 1986-87 White House Fellow and, in that capacity, she served as Special Assistant to the White House Counsel and as Deputy Secretary of the Cabinet Domestic Policy Council.	2005

William C. Steere, Jr., age 71, has been the Chairman Emeritus of Pfizer Inc. since July 2001. He has been a director of Pfizer Inc. since 1987, was Chairman of the Board from 1992 to April 2001 and was Chief Executive Officer from February 1991 to December 2000. Mr. Steere also serves on the boards of directors of MetLife, Inc., the New York University Medical Center, The New York Botanical Garden, the Naples Symphony and the Board of Overseers of Memorial Sloan-Kettering Cancer Center.	2003

Randolph W. Westerfield, Ph.D., age 66, is Dean Emeritus and the Charles B. Thornton Professor of Finance at the Marshall School of Business at the University of Southern California. From 1993 to 2004, Dr. Westerfield served as Dean of the Marshall School of Business. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania for 20 years. Dr. Westerfield also serves on the Board of Directors of Nicholas-Applegate Fund, Inc.	2000

PROPOSAL TWO:

PROPOSAL TO AMEND AND RESTATE THE HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

Background

The Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, as amended (the “EICP”), provides for grants of stock options, stock appreciation rights (commonly known as SARs), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property. Collectively, the types of grants and awards available under the EICP are referred to in this proxy statement as “awards.”

Our board of directors approved and adopted the first five amendments to the EICP between February 20, 1996 and December 17, 1999. Following approval by our board, stockholders approved amendment No. 6 to the EICP at our 2000 annual meeting of stockholders, the only amendment that required stockholder approval. Together, amendments Nos. 1-6 are referred to herein as the “prior amendments.”

Except as specifically described below under the heading “Reason for the Amendment,” the adoption of the amended and restated EICP by our stockholders at the annual meeting will not result in any modification to the EICP.

Reason for the Amendment

We recently announced a number of important quality initiatives that focus on improving clinical outcomes and patient treatment at our hospitals. As part of our enhanced quality of care emphasis, we have created a physician leadership council on which certain physicians and other clinicians who are on the medical staffs of our hospitals and who are not our employees have been invited to participate. The purpose of the council, which will consist of approximately two physicians or other clinicians from each of our hospitals, will be to consult with and advise us on how to further improve the quality of patient care. In order to incentivize physicians and other clinicians to become members of the council and in order to align their interests with the interests of our stockholders, we desire to make equity compensation awards to them. Under the current EICP, awards to non-employee physicians and clinicians are not permitted. As such, on March 11, 2008, we approved an amendment and restatement of the EICP in order to expand the class of persons eligible to participate in the EICP to include non-employed physicians and clinicians who provide us with bona fide advisory or consulting services. The amended and restated EICP also incorporates the prior amendments into a single document.

THE ADOPTION OF THE AMENDED AND RESTATED EICP BY OUR STOCKHOLDERS AT THE ANNUAL MEETING WILL NOT INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT BY US UNDER THE EXISTING EICP AND, THEREFORE, WILL NOT CAUSE FURTHER DILUTION.

Summary of the EICP

The following is a summary of the material features of the EICP, which is qualified in its entirety by reference to the amended and restated EICP itself, a copy of which is attached to this proxy statement as Exhibit A.

Shares Subject to EICP; Annual Per-Person Limitations. As of March 17, 2008, the total number of shares of common stock available for issuance under the EICP was approximately 42.8 million, of which only approximately 13.1 million shares remain available for future awards. As of such date, the closing price of our common stock on the New York Stock Exchange was $4.95 per share.

The EICP imposes individual limitations on certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares granted as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 6,750,000 (as adjusted for stock splits since the EICP was originally approved in 1996, and subject to future antidilution adjustments) for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as a final annual incentive award or other cash award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a final performance award or other cash award in respect of a performance period by any one participant is $4,000,000.

The compensation committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to such events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. Currently, executive officers and other officers and employees of ours or our subsidiaries are eligible to be granted awards under the EICP. In the event the proposal to amend and restate the EICP is adopted by our stockholders at our annual meeting, we expect to have approximately an additional 120 EICP participants (that being the non-employee physicians and other clinicians who we anticipate will be invited to serve on our physician leadership council).

If the amended and restated EICP is approved by our stockholders at the annual meeting, non-employed physicians and other clinicians who may serve as advisors or consultants providing bona fide services to us would also be eligible to be granted awards under the EICP.

Administration. The EICP is administered by the compensation committee, each member of which is a “non-employee director” pursuant to applicable rules of the Securities and Exchange Commission, and an “outside director” for purposes of Section 162(m) of the Code. Subject to the terms of the EICP, the compensation committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the EICP and make all other determinations that may be necessary or advisable for the administration of the EICP.

Notwithstanding the foregoing, neither our board of directors nor the compensation committee may waive any condition under, nor amend, alter, suspend, discontinue or terminate, any award previously granted, or any award agreement relating thereto, if the effect thereof is to reprice an outstanding option having an exercise price then in excess of the fair market value of our common stock, except under the following conditions: (1) such repricing is authorized by the compensation committee to fulfill a legitimate corporate purpose, such as retention of a key employee; (2) such repricing is rarely effected, and then only to maintain option value due to extreme circumstances beyond management’s control; and (3) such repricing is effected with respect to no more than 3% of the total number of common stock reserved and available for delivery in connection with awards under the EICP.

Restricted and Deferred Stock. The compensation committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of common stock that may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the compensation committee in accordance with the EICP. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the compensation committee. An award of deferred stock confers upon a participant the right to receive common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified deferral period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Stock Options and SARs. The compensation committee is authorized to grant stock options, including both incentive stock options (commonly referred to as ISOs), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, as well as SARs entitling the participant to receive the excess of the fair market value of a share of common stock on the date of exercise (or a defined “change in control price” following a change in control) over the grant price of the SAR. The exercise price per share of an option and the grant price of a SAR are determined by the compensation committee, but must not be less than the fair market value of a share of common stock on the date of the grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the compensation committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards, or other property having a fair market value equal to the exercise price, as the compensation committee may determine from time to time. Methods of exercise and settlement and other terms of SARs are determined by the compensation committee. SARs granted under the EICP may include “limited SARs” exercisable for a stated period of time following a change in control of the company, as discussed below.

Dividend Equivalents. The compensation committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional common stock, awards or otherwise as specified by the compensation committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The compensation committee is authorized to grant common stock as a bonus free of restrictions, or to grant common stock or other awards in lieu of our obligation to pay cash under other plans or compensatory arrangements, subject to such terms as the compensation committee may specify.

Other Stock-Based Awards. The compensation committee is authorized to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the compensation committee and awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The compensation committee determines the terms and conditions of such awards.

Limitation on Certain Stock-Based Awards. The EICP provides that (subject to antidilution adjustments), if at any time on or after December 1, 1999 the “base number of shares” (defined as the total number of shares of common stock originally made available under the EICP, together with antidilution adjustments and adjustments for stock splits) is increased, then no more than 15% of such additional shares may be issued in connection with awards other than options or SARs.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions as may be specified by the compensation committee. In addition, the EICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, common stock, or other awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the compensation committee expects will be named executive officers will, if so intended by the compensation committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility under Section 162(m) of the Code.

In granting annual incentive or performance awards, the compensation committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the EICP. Under the EICP, the business criteria that may be used to establish the EICP’s performance goals are: (1) total stockholder return; (2) such total stockholder return as compared to a total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Index or the Standard & Poor’s Healthcare Composite Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; and (13) working capital. During the first 90 days of a fiscal year or performance period, the compensation committee will establish the performance goals applicable to the performance awards and will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the compensation committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The compensation committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential award, but may not exercise discretion to increase any such amount intended to qualify under Section 162(m) of the Code.

Subject to the requirements of the EICP, the compensation committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

Other Terms of Awards. Subject to the limitations contained in the EICP, awards may be settled in cash, common stock, other awards or other property, at the discretion of the compensation committee. The compensation committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the compensation committee may establish including payment or crediting of interest or dividend equivalents on deferred amounts. The compensation committee is authorized to place cash, common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the EICP. The compensation committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any common stock or other property to be distributed will be withheld (or previously acquired common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the EICP generally may not be pledged or otherwise encumbered and are not transferable, except by will or by the laws of descent and distribution, or to a designated beneficiary upon a participant’s death, except that the compensation committee may, in its discretion, permit transfers for estate planning or other purposes. Awards under the EICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Acceleration of Vesting. The compensation committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” of the company, as defined in the EICP (including the cash settlement of SARs and “limited SARs” which may be exercisable only in the event of a change in control). In addition, the compensation committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, limited SARs and other awards may be cashed out based on a defined “change in control price,” which will be the higher of (1) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all of our assets, or (2) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and the 60 days after a change in control.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue or terminate the EICP or the compensation committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment if required by law or regulation or under the rules of any stock exchange on which our common stock is then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board of directors, the EICP will terminate at such time as no common stock remains available for issuance under the EICP and we have no further rights or obligations with respect to outstanding awards granted under the EICP.

Securities Act Registration

We have previously registered all of the common stock now reserved and available for delivery under the EICP pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission.

Federal Income Tax Consequences of Awards

The following is a brief description of the federal income tax consequences generally arising with respect to awards of options under the EICP.

The grant of an option will create no tax consequences for us or for a participant in the EICP. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising a stock option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable common stock acquired on the date of exercise.

Upon a disposition of common stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the common stock at the date of exercise of the ISO minus the exercise price, or (2) the amount realized upon the disposition of the ISO shares of common stock minus the exercise price. Otherwise, a participant’s disposition of common stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if a participant holds common stock for the ISO holding period prior to disposition of the shares.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to its chief executive officer and its three most highly compensated executives in excess of $1 million in any tax year. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, we intend that options granted with an exercise price at least equal to 100% of fair market value of the underlying common stock at the date of grant, to employees the compensation committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as such “performance-based compensation,” so that such awards will not be subject to the Section 162(m) deductibility cap of $1 million.

The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of stock options issued under the EICP. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

New Plan Benefits

Because awards under the EICP are discretionary, we are not able to determine benefits or amounts that will hereinafter be received by or allocated to the named executive officers, all current executives as a group, the non-executive officers as a group, and all employees who are not executive officers. Information on the securities previously authorized for issuance under all of the company’s equity compensation plans is contained in the table below.

Securities Authorized for Issuance under Equity Compensation Plans as of December 31, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	18,465,539	$7.40	16,683,154
Equity compensation plans not approved by security holders	—	—	—

Totals	18,465,539	$7.40	16,683,154

(1)	Includes, among other things, contingent stock incentive awards and restricted stock awards granted to corporate officers and management staff pursuant to the EICP.

Vote and Board Recommendation

The affirmative vote of at least a majority of the shares of our common stock represented in person or by proxy at the annual meeting, without regard to broker non-votes, is required for the approval of the amended and restated EICP. Our board of directors recommends a vote in favor of the proposal to approve the amended and restated EICP and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

PROPOSAL THREE:

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2007. The audit committee selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. This selection will be presented to stockholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

The board of directors recommends a vote in favor of the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008 and the persons named in the proxy statement (unless otherwise instructed) will vote such proxies FOR this proposal.

We have been advised by Ernst & Young LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Audit Fees

The table below presents the fees for professional services provided by Ernst & Young LLP.

	Years Ended December 31,
	2007	2006
Audit Fees	$3,385,715	$3,521,106
Audit—Related Fees	102,055	52,750

Total Audit and Audit—Related Fees	3,487,770	3,573,856
Other Non—Audit Fees:
Tax Fees—Other	20,143	—

Total Fees	$3,507,913	$3,573,856

Audit Fees were primarily for professional services rendered for audits of our 2007 and 2006 consolidated financial statements, audits of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly reports on Form 10-Q that we filed with the Securities and Exchange Commission during 2007 and 2006 and services for other statutorily required audits. Audit Fees for 2006 include $148,800 attributable to registration statements filed with the Securities and Exchange Commission during such period.

Audit—Related Fees were for assurance and related services that pertained to the performance of audits and reviews of our consolidated financial statements. These services primarily consisted of the audits of an employee benefit plan and various other permitted consulting services.

Tax Fees—Other related to various tax planning and advisory services.

For both 2007 and 2006, Ernst & Young LLP provided no services other than those presented above.

The audit committee has considered whether the provision of the services described above is compatible with maintaining the independence of Ernst & Young LLP and has determined that the provision of such services is compatible with such firm’s independence.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee.

The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling rationale for using Ernst & Young LLP’s services.

Report of the Audit Committee to Stockholders1

The audit committee is currently comprised of four members of the board of directors. In addition to being independent under the independence standards of the New York Stock Exchange, the board of directors has determined that all of the members of the audit committee are independent for purposes of applicable Securities and Exchange Commission rules. The duties and responsibilities of the audit committee are set forth in the audit committee charter, in the form adopted by the board of directors on December 8, 2004 and most recently amended on December 5, 2007.

The audit committee reviews the company’s consolidated financial statements and internal accounting procedures with the company’s independent registered public accounting firm, discusses the possible effects of professional services upon the independence of the company’s independent registered public accounting firm, provides oversight review of the company’s corporate compliance program, assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits, and has other duties and functions as described in its charter.

The audit committee has:

•	reviewed and discussed the company’s 2007 audited consolidated financial statements with the company’s management and its independent registered public accounting firm;

•

discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm that is required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the company’s independent registered public accounting firm its independence.

[1]	The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

When evaluating Ernst & Young LLP’s independence, the audit committee considered a number of factors, including whether Ernst & Young LLP’s provision of services to the company beyond those rendered in connection with their audits and reviews of the company’s consolidated financial statements were compatible with maintaining auditor independence. The audit committee also reviewed the fees paid to Ernst & Young LLP for audit and permitted non-audit services.

The audit committee discussed with the company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP with and without management present to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

Based on the audit committee’s discussions with the company’s internal auditors and Ernst & Young LLP and reviews of related reports, and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors that the company’s 2007 audited consolidated financial statements be included in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually. The audit committee has submitted such selection for the year ending December 31, 2008 for ratification at the annual meeting of the stockholders.

Audit Committee:

Kent P. Dauten, Chairman
Donald E. Kiernan
William E. Mayberry, M.D.
Randolph W. Westerfield, Ph.D.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held eight meetings during 2007. Each director attended at least 75% of such board meetings and the meetings of board committees on which he or she served.

Board Committees

The board of directors has standing audit, compensation, corporate governance and nominating, and executive committees.

The current charter of each board committee, our corporate governance guidelines (which are designed to promote the efficient operation of our board of directors) and our code of business conduct and ethics are available on our website at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” In accordance with the stockholder communication procedures described on page 28, we will provide, upon the request of any stockholder and without charge, a printed copy of any or all of these corporate governance documents. The information contained on our website is not a part of this proxy statement.

Our board of directors has affirmatively determined that Mr. Dauten, Mr. Kiernan, Mr. Knox, Dr. Mayberry, Ms. O’Meara, Mr. Steere and Dr. Westerfield are each independent under the independence standards of the New York Stock Exchange. In determining independence, our board of directors affirmatively determines each year whether any director has any material relationship with the company. When assessing the materiality of a director’s relationship with the company, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. The board also considers the frequency or regularity of any services provided by directors, whether such services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided on substantially the same terms to the company as those prevailing at the time from unrelated parties for comparable transactions. The board of directors concluded that no material relationship exists between the company and any of its independent directors, other than each such person’s position as one of our directors.

In accordance with the listing standards of the New York Stock Exchange, our independent directors meet in executive session on a regular basis without management present. Mr. Knox is the presiding director at the executive sessions. Interested parties may communicate directly with our independent directors by sending correspondence to our corporate secretary in accordance with the stockholder communications procedures described on page 28. Any such correspondence should be specifically directed to the attention of the independent directors.

Audit Committee

The current members of the audit committee are Mr. Dauten (chairman), Mr. Kiernan, Dr. Mayberry and Dr. Westerfield. In addition to being independent under the independence standards of the New York Stock Exchange, the board of directors has determined that all of the members of the audit committee are independent for purposes of applicable Securities and Exchange Commission rules. The board of directors also determined that Mr. Dauten, Mr. Kiernan and Dr. Westerfield each qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based upon professional work experience as described in their respective biographies on pages 12-14. Mr. Kiernan serves on the audit committee of more than three public companies, and our board of directors has determined that such service does not impair Mr. Kiernan’s ability to effectively serve on our audit committee.

The audit committee reviews with Ernst & Young LLP, our independent registered public accounting firm, the company’s consolidated financial statements and internal controls over financial reporting, Ernst & Young LLP's auditing procedures and fees, and the possible effects of professional services provided to us by Ernst & Young LLP upon such firm’s independence. In addition, the audit committee provides oversight review of our corporate compliance program.

The audit committee works closely with our senior executives, our internal auditors and our independent registered public accounting firm to assist the board of directors in overseeing our accounting and financial reporting processes and consolidated financial statement audits. In furtherance of these responsibilities, the audit committee is charged with assisting the board of directors in its oversight of: (1) the integrity of our consolidated financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of both our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement and performing such other tasks that are consistent with its charter.

The audit committee held nine meetings during 2007. The audit committee’s 2007 report begins on page 23.

Compensation Committee

The current members of the compensation committee are Mr. Dauten, Mr. Knox (chairman) and Mr. Steere. The board of directors has determined that all of the members of the compensation committee are independent under the independence standards of the New York Stock Exchange.

The compensation committee is responsible for designing and implementing compensation programs for our executives and directors that further the intent and purpose of the company’s fundamental compensation philosophy. In addition, the compensation committee is responsible for reviewing and discussing with management the compensation discussion and analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement and performing such other tasks that are consistent with its charter.

The compensation committee held seven meetings during 2007. The compensation committee’s 2007 report appears on page 40.

For more information on executive and director compensation and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 29.

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Dauten, Mr. Kiernan (chairman), Mr. Knox and Ms. O’Meara. The board of directors has determined that all of the members of the corporate governance and nominating committee are independent under the independence standards of the New York Stock Exchange.

The corporate governance and nominating committee seeks to enhance the quality and diversity of nominees to the board of directors and is charged with identifying qualified persons, consistent with criteria approved by the board of directors, to become directors and recommending that the board of directors nominate such qualified persons for election as directors. The committee is also responsible for shaping the company’s corporate governance, overseeing the evaluation of the board of directors and management and performing such other tasks that are consistent with its charter.

The corporate governance and nominating committee recommended the nine director nominees described in this proxy statement for election at the annual meeting of stockholders.

The corporate governance and nominating committee also considers stockholder recommendations for nominations to the board of directors. Such recommendations for nominations should be sent to: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. The corporate secretary will forward such recommendations to the corporate governance and nominating committee.

It is the policy of the corporate governance and nominating committee, consistent with our corporate governance guidelines, that all persons nominated to be a director possess the following qualifications and attributes: the highest level of personal and professional ethics, integrity and values; practical wisdom and mature judgment; broad training and experience at the policy-making level in business or finance; expertise that is complementary to the background and experience of the other directors; a willingness to devote the required time to carry out the duties and responsibilities of being a director; a commitment to serve on the board of directors for several years in order to develop an in-depth knowledge about our business and operations; an ability to objectively appraise the performance of management; and involvement only in activities or interests that do not conflict with his or her responsibilities to us and our stockholders.

The corporate governance and nominating committee evaluates director candidates that it believes meet the criteria described above through reference and background checks, interviews and an analysis of each candidate's specific qualifications and attributes in light of the composition of the board of directors and our leadership needs at the time. From time to time, the corporate governance and nominating committee may also engage the services of an outside consultant to assist it by conducting searches to identify director candidates, evaluating candidates' qualifications, performing reference and background checks, and making initial contact with potential candidates. Women and minority candidates are sought as part of the corporate governance and nominating committee’s director identification and recruitment efforts.

In addition, the corporate governance and nominating committee is responsible for the review, approval and ratification of related party transactions. The corporate governance and nominating committee follows the guidelines set forth under the heading “Certain Transactions” on page 56 prior to approving any related party transaction.

The corporate governance and nominating committee held four meetings during 2007.

Executive Committee

The current members of the executive committee are Mr. Dauten, Mr. Knox, Mr. Steere and Mr. Schoen (Chairman). The executive committee is empowered to take such actions and have such responsibilities as the board of directors may determine from time to time that are not the responsibility of any other committee of the board of directors.

The executive committee held one meeting during 2007.

Director Attendance at Annual Meetings

Company policy requires that each director attend our annual meeting of stockholders or provide the chairman of the board with advance notice of the reason for not attending. All of our directors attended the 2007 annual meeting of stockholders.

Stockholder Communications

Stockholders and other securityholders may send correspondence by mail to the full board of directors, to specific board committees or to individual directors (including correspondence recommending nominees to the board of directors as discussed above under “Corporate Governance and Nominating Committee”). Such correspondence should be addressed to the board of directors, the relevant committee or a particular director in care of: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

The corporate secretary will promptly forward all stockholder correspondence as appropriate. The corporate secretary is also responsible for identifying correspondence that does not directly relate to matters for which the board of directors is responsible and forwarding such correspondence to the appropriate person(s) within the company, as well as identifying and, if appropriate, responding to inappropriate correspondence.

EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Throughout this proxy statement, all persons who served as our principal executive officer and principal financial officer during the year ended December 31, 2007, as well as the other persons included in the 2007 Summary Compensation Table on page 41, are referred to as our “named executive officers.”

Compensation Discussion and Analysis

Fundamental Compensation Philosophy and Objectives

Our fundamental compensation philosophy is that there should be a substantial and meaningful connection between the compensation of our named executive officers, the quality of health care services delivered by our hospitals and stockholder value. We believe that stockholder value is directly impacted by the quality of patient care and there is a strong correlation between company financial performance and the quality of the medical care experienced by our patients. Under the compensation committee’s direction and supervision, we have developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services delivered by our hospitals and increase stockholder value by closely aligning the financial interests of our named executive officers with those of our stockholders.

Furthermore, the compensation committee believes that the company’s ability to grow and be successful in the long-term is enhanced by a comprehensive compensation program that includes different types of incentives for attracting, motivating and retaining executives and rewarding outstanding service, including awards that link compensation to performance. As such, we seek to not only pay competitive cash compensation to our executives, but also rely heavily on annual and long-term incentive compensation to attract and retain highly qualified executives and motivate them to perform to the best of their abilities on behalf of the company and its stockholders. In years of outstanding achievement, the compensation committee believes that our named executive officers should be substantially rewarded for their respective contributions to our success through a combination of incentive-based cash and equity-based awards, with a particular emphasis on long-term equity-based awards. We also provide compensation to our named executive officers through retirement benefits, perquisites and other personal benefits.

Role of the Compensation Committee

The compensation committee is responsible for setting appropriate compensation levels for our named executive officers and designing and implementing compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. Our compensation committee is currently comprised of three members of our board of directors, each of whom is independent under the independence standards of the New York Stock Exchange. The duties and responsibilities of the compensation committee are set forth in its charter, which is available on our website at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The current members of the compensation committee are Mr. Dauten, Mr. Knox (chairman) and Mr. Steere. Each member of the compensation committee has direct experience in establishing, reviewing and operating compensation programs for large organizations. The chairman of the compensation committee is responsible for setting the agenda for each committee meeting and for ensuring that meetings are conducted in an efficient manner.

The compensation committee held seven meetings during 2007. In addition to regularly scheduled meetings, members of the compensation committee informally discuss matters pertinent to our compensation practices and plans among themselves, with the committee’s outside consultants, with other members of our board of directors and with the committee’s outside advisors. The compensation committee may discuss and make determinations regarding named executive officer compensation at any time during the year, and discusses the performance of our senior executives at almost every meeting. The compensation committee also engages in discussions regarding executive officer team building and succession planning at many of its regularly scheduled meetings. In order to ensure that it is discharging its duties and responsibilities in an effective and efficient manner, the compensation committee also conducts an annual performance review of its operation and function.

In addition to its role in setting appropriate compensation levels for our named executive officers, the compensation committee is charged with the responsibility of setting appropriate compensation for our directors, as discussed on page 51 under the heading “Director Compensation Programs.” The compensation committee believes that compensation levels and programs for our directors must also fall within the company’s fundamental compensation philosophy and objectives and be designed to attract, retain and motivate highly-qualified directors with diverse and complementary skills.

Utilization of Outside Consultants by the Compensation Committee

The compensation committee believes that it is beneficial to receive outside advice and assistance to meet its objectives and fulfill its responsibilities. Outside consultants engaged by the compensation committee educate and inform committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keep the committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also advise the committee with respect to various compensation alternatives, provide the committee with relevant market compensation data and assist the committee in analyzing such data when making compensation decisions.

The compensation committee regularly engages the firm of Towers Perrin, a nationally recognized compensation consulting firm, to act as its compensation consultant. Among other things, Towers Perrin periodically prepares reports for the committee’s review and periodically attends and makes presentations at compensation committee meetings. Although the compensation committee does not engage Towers Perrin or other consultants to provide written reports or attend committee meetings in accordance with a pre-determined schedule, in practice, the committee has, from time-to-time, requested that Towers Perrin prepare a comprehensive compensation analysis for review by the committee. Representatives of Towers Perrin regularly attended compensation committee meetings during 2007. The compensation committee also regularly engages outside legal counsel to provide it with advice.

During 2007, the compensation committee engaged Towers Perrin to advise the compensation committee with respect to the company’s March 2007 recapitalization. Specifically, Towers Perrin was asked to recommend strategies to maintain neutral treatment of all equity incentive holders as a result of the March 2007 recapitalization, as required by the antidilution provisions of the EICP.

During 2007, the compensation committee also asked Towers Perrin to review the compensation of the company’s outside directors and advise whether the compensation received by such directors remains competitive and consistent with the company’s core compensation philosophies and objectives. Taking into account Towers Perrin’s recommendations, as well as the company’s need to retain and recruit high-caliber directors, the compensation committee determined to maintain outside director cash compensation at its existing level, while increasing the number of shares of restricted stock granted on an annual basis to each outside director from 7,000 to 12,000.

In late 2007, the compensation committee commenced a thorough review of the long-term incentive compensation components of our named executive officer compensation program. In connection with this review, Towers Perrin advised the compensation committee as to the appropriateness of our long-term incentive compensation program, in the form implemented in 2006. Based on Towers Perrin’s recommendations, as well as the compensation committee’s own examination of the company and trends affecting our industry and markets, the compensation committee determined to modify the long-term incentive compensation package we provide to our named executive officers, as more particularly discussed under the heading “Performance-Based Contingent Compensation” on page 35.

Role of Named Executive Officers in Compensation Decisions

The compensation committee believes that input from our senior management is also an integral part of the compensation setting and monitoring process. Our chief executive officer provides the compensation committee with his recommendations regarding the elements of compensation for our other named executive officers. Our chairman of the board and our chief executive officer also regularly confer with members of the compensation committee regarding the overall performance of our other named executive officers. In order to appropriately determine the elements of compensation for our chief executive officer, the compensation committee or chairman of the committee also engages in discussions with our chairman of the board regarding the elements of the chief executive officer’s compensation.

From time to time, our named executive officers and our chairman of the board attend meetings of, or make presentations to, the compensation committee to assist the committee in discharging its responsibilities. However, at many of its regularly scheduled meetings, the compensation committee meets without any members of management present. Furthermore, the compensation committee uses its discretion in determining whether to accept, modify, reject or change any compensation elements that may be recommended by our management.

Consideration of Non-Financial Criteria

When evaluating the performance of our named executive officers and to assist the compensation committee in determining the appropriate level of performance-based contingent compensation, the committee considers various non-financial performance measures, including among other things, the quality of health care services provided by our hospitals, management efficiency, continued accreditation of the company’s health care facilities and recruitment and retention of physicians, nurses and other key health care personnel. Some of the specific company accomplishments during 2007 included:

•	the successful recapitalization of our balance sheet, which was completed on March 1, 2007;

•	Fortune Magazine’s designation of the company as the Most Admired Company in America in the Health Care: Medical Facilities category;

•	the award of a Gold Seal of Approval to three of our hospitals by The Joint Commission;

•

the American Nurses Credentialing Center’s Magnet Recognition Program designation of Magnet Status for Lake Norman Regional Medical Center, our 105-bed general acute care hospital in Mooresville, North Carolina;

•	the sale of two general acute care hospitals that no longer fit the company’s strategic criteria; and

•	the opening of Physicians Regional Medical Center – Collier Boulevard, the first de novo general acute care hospital in the company’s history, on February 5, 2007.

Use of Benchmarking and “Tally Sheets”

Benchmarking. When making compensation decisions, the compensation committee compares each element of compensation paid to our named executive officers against a group of companies that own and operate hospitals and health care facilities or which we otherwise consider to be our peers, a practice commonly referred to as “benchmarking.” The compensation committee believes that although such peer group benchmarks should be a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation.

The composition of our peer group is periodically reviewed and updated by the compensation committee and includes several companies against which the committee believes we compete for management talent and stockholder investment and which also operate businesses comparable to ours. The core group of companies comprising our peer group was last updated in February 2008 in connection with the modifications to our long-term contingent equity compensation program discussed under the subheading “2008 Modifications to the Long-Term Incentive Compensation Program” on page 38. Presently, our peer group consists of the following companies:

Beckman Coulter, Inc	LifePoint Hospitals, Inc.
Becton, Dickinson and Company	Manor Care, Inc.
Boston Scientific Corporation	MedCath Corporation
Brookdale Senior Living Inc.	Omnicare, Inc.
Community Health Systems, Inc.	Psychiatric Solutions, Inc.
Covidien Ltd.	Quest Diagnostics Incorporated
DaVita, Inc.	St. Jude Medical, Inc.
HealthSouth Corporation	Sun Healthcare Group, Inc.
Kindred Healthcare, Inc.	Tenet Healthcare Corporation
Laboratory Corporation of America Holdings	Universal Health Sevices, Inc. Varsan Medical Systems, Inc.

Consistent with its compensation philosophy and objectives, the compensation committee has historically set annual base salaries for our named executive officers at, or slightly below, what it believes to be the median base salaries earned by executive officers at peer group companies. Similarly, the compensation committee has historically set performance-based contingent compensation at levels that it believes are competitive, or above the median, to similar contingent compensation that is earned, or may be earned, by executive officers at peer group companies while at the same time setting performance-based compensation at levels designed to challenge executive officers to achieve company performance targets for the benefit of stockholders. Variances from these peer group levels for individual named executive officers may occur in the discretion of the compensation committee, as dictated by the experience level of the individual as well as market factors. The compensation committee also considers adjustments to peer group compensation data to account for differences in revenue and market capitalization between our company and its peers.

Tally Sheets. In making compensation decisions, the compensation committee also analyzes “tally sheets” prepared for each named executive officer. Tally sheets present the dollar amount of each component of named executive officer compensation. The purpose of these tally sheets is to bring together, in summary form, all of the elements of actual and potential future compensation for our named executive officers, so that the compensation committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) as well as the aggregate total amount of actual and potential compensation. The compensation committee most recently used tally sheets when modifying our long-term contingent equity compensation program, as discussed in more detail under the heading “Long-Term Contingent Equity Compensation” on page 36.

Use of Equity Ownership Objectives

The compensation committee believes that it is in the best interests of our stockholders for our executive officers, including the named executive officers, to have a significant equity ownership position in the company in order to more closely align their interests with the interests of our stockholders. In that regard, the compensation committee established minimum stock ownership objectives that require our executive officers to work toward acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. The stock ownership objectives for our named executive officers are presented below.

Chief executive officer	Common stock with an aggregate value equal to at least five times his combined annual base salary and annual contingent cash compensation.

Other named executive officers	Common stock with an aggregate value equal to at least four times his combined annual base salary and annual contingent cash compensation.

The compensation committee closely monitors the progress made by each named executive officer in achieving his stock ownership objectives. If circumstances warrant, the compensation committee has the discretion to modify the objectives and/or time frames for one or more of the named executive officers. In 2008, the compensation committee intends to conduct a thorough review of the appropriateness of the existing stock ownership objectives and timeframes. If warranted, the compensation committee will make adjustments at such time.

Certain Tax and Accounting Implications

The Impact of Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to its chief executive officer or any of the other four most highly compensated named executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

While the tax impact of any compensation arrangement is one factor that is considered by the compensation committee when evaluating and setting compensation, such tax impact is also evaluated by the compensation committee in light of our overall compensation philosophy and objectives. The compensation committee believes that circumstances exist where providing compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of the company and its stockholders. The compensation committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m). Accordingly, the compensation committee may award compensation that may not be fully deductible.

Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. We believe we are operating in good faith compliance with the provisions of this law.

Accounting for Stock-Based Compensation. Effective October 1, 2005, we began accounting for stock-based compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment. Such stock-based compensation includes awards made under our 1996 Executive Incentive Compensation Plan, our Stock Option Plan for Outside Directors and our 2006 Outside Director Restricted Stock Award Plan.

Executive Compensation Programs

Consistent with our fundamental compensation philosophy and objectives, the 2007 total compensation package for our named executive officers consisted of the following primary components:

•	Annual base salary

•	Performance-based contingent compensation, consisting of:

•	Annual contingent cash and equity compensation; and

•	Long-term contingent equity compensation

•	Perquisites and other personal benefits

•	Retirement benefits

Annual Base Salary

Base salaries received by our named executive officers are designed to compensate such officers for the services rendered by them during any given year. Base salaries are determined by analyzing the scope of each named executive officer’s responsibilities and taking into account competitive market compensation information received by the compensation committee as part of its benchmarking practices. Base salaries have been historically set at levels that the compensation committee believes to be generally at, or slightly below, the median compensation paid to highly-qualified senior executives at other companies engaged in businesses similar to ours, as described under “Use of Benchmarking and Tally Sheets” on page 32. The compensation committee believes that this strategy, when combined with performance-based contingent compensation programs, supports our overall compensation philosophy and objectives.

The compensation committee generally reviews base salaries on an annual basis. Base salaries may be modified based on the compensation committee’s determination that, among other things, an executive’s contribution to the company’s achievement of its goals has changed in a significant way, an executive’s responsibilities have changed, an executive’s base salary is below median market levels or competitive pay levels have changed. No modification to base salaries occurred in 2007 for named executive officers who continued in their prior positions throughout the year, reflecting the compensation committee’s determination that salaries remained at appropriate competitive levels.

In 2007, there were two significant changes to our senior management team: (1) Burke W. Whitman became our chief executive officer, replacing Joseph V. Vumbacco; and (2) Kelly E. Curry became our executive vice president and chief operating officer. In determining Mr. Whitman’s base salary, the compensation committee determined that the base salary paid to our previous chief executive officer was appropriate for the chief executive officer position and extended the same base salary to Mr. Whitman. In determining Mr. Curry’s base salary, the compensation committee determined what it believed to be the appropriate base salary in light of the responsibilities associated with his position and further considered Mr. Curry’s prior industry and company experience and relevant market factors in establishing an appropriate annual base salary. Base salaries paid to our named executive officers during 2007 and 2006 are shown in the “Salary” column of the 2007 Summary Compensation Table on page 41.

Performance-Based Contingent Compensation

Our 1996 Executive Incentive Compensation Plan, referred to in this proxy statement as the EICP, is a comprehensive executive compensation plan that provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock and other stock-related awards, as well as other awards that may be settled in cash or other property. All equity awards under the EICP are made at the market price of our common stock at the time of the award. As of December 31, 2007, all of our named executive officers participated in the EICP. Performance-based contingent compensation has historically been set at levels that are competitive with, or slightly above, the median performance-based contingent compensation that is earned, or may be earned, by senior executives at other companies engaged in businesses comparable to ours, as described under “Use of Benchmarking and Tally Sheets” on page 32.

On March 1, 2007, we completed a recapitalization of our balance sheet. As part of the recapitalization, among other things, we paid our stockholders of record a special $10.00 per share cash dividend and made significant modifications to our debt structure. In connection with the recapitalization, we were required to make antidilution adjustments to certain of our outstanding stock awards whereby the affected awards were adjusted upward by a factor of 2.0132 and the corresponding exercise prices for the shares subject to unexercised stock options were reduced by the same factor. For additional information regarding the recapitalization of our balance sheet, see Note 3 (Long-Term Debt) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2007. The shares of common stock and the exercise prices in the tables presented in this proxy statement have been modified to reflect the required antidilution adjustments that resulted from the recapitalization.

On March 11, 2008, the compensation committee modified the long-term contingent compensation program under the EICP, as described below under the subheading “2008 Modifications to the Long-Term Incentive Compensation Program.”

Annual Contingent Cash and Equity Compensation. In general, annual contingent cash compensation for our named executive officers is intended to reward exemplary financial performance and reflect the compensation committee’s belief that management’s contribution to improving the quality of health care services delivered by our hospitals and increasing stockholder return are related to earnings growth. Annually, the board of directors approves an achievable but challenging profit plan and the compensation committee approves an incentive plan based on that profit plan, which provides for the payment of contingent cash compensation under our EICP for the upcoming year. After our year-end results are finalized, the compensation committee reviews our performance results and approves the payment of cash awards based on achievement against the pre-determined metrics. All of our named executive officers participate in this annual cash incentive compensation program.

Participants in this incentive compensation program are selected and assigned to target award categories by the compensation committee. Under this program, the target cash awards are paid to participants if we achieve 100% of our profit plan. The target cash award for our chief executive officer is an amount equal to 125% of base salary and the target cash award for each of the other named executive officers is 100% of base salary.

Under the annual contingent cash compensation program, if we achieve less than 100%, but at least 75%, of our profit plan, our named executive officers are each eligible to receive a discretionary cash award, as determined by the compensation committee. Profit plan achievement is measured solely on EBITDA, which we define as earnings, before interest, refinancing and debt modification costs, income taxes, depreciation and amortization and after minority interest. With respect to the exercise of its discretion in connection with the payment of targeted cash awards, the compensation committee may consider, among other things, non-financial criteria such as the quality of health care services delivered by our hospitals, management efficiency, leadership, accreditation and recruitment and retention of health care personnel. The compensation committee also has the discretion to modify the amount received by an executive based on such executive’s personal performance and/or the company exceeding 100% of its profit plan.

On February 19, 2008, the compensation committee determined that we achieved between 75% and 100% of our profit plan for 2007 and awarded the named executive officers the following discretionary contingent cash compensation: Mr. Whitman—$350,000, Mr. Curry—$118,125, Mr. Farnham—$120,000 and Mr. Parry—$122,500. Subsequent to February 19, 2008, and also in consideration of 2007 performance, the compensation committee awarded Mr. Vumbacco a $350,000 contingent cash compensation award.

Long-Term Contingent Equity Compensation. Long-term incentives have most recently been provided through contingent stock awards and performance-based restricted stock awards issued under the EICP. The compensation committee has the authority to determine to whom contingent and restricted stock awards are granted, the number of shares subject to each grant and the terms on which the grants are made, including vesting and performance criteria. Through the grant of contingent and restricted stock awards, we provide our named executive officers with the opportunity to build a meaningful equity stake in the company. These awards also allow our named executive officers to meet our required stock ownership objectives. Long-term equity incentives also assist us with the retention of our named executive officers and align their long-range interests with improving health care services delivered by our hospitals and increasing stockholder return.

In granting contingent and restricted stock awards to our named executive officers, the compensation committee reviews and considers specific awards for each individual officer, taking into account the respective scope of such officer’s responsibilities, including strategic and operational goals for which such officer is responsible, anticipated performance requirements and the contributions of each named executive officer.

Contingent Stock Awards. On February 19, 2008, the compensation committee granted contingent stock awards to each of our named executive officers, as follows: Mr. Whitman—61,837 shares, Mr. Curry—20,870 shares, Mr. Farnham—21,201 shares and Mr. Parry—21,643 shares. The number of shares was determined by dividing the named executive officer’s contingent cash compensation, as discussed above, by the market value of our common stock on the grant date. Vesting of the shares underlying the February 2008 contingent stock award is contingent upon continuous service as an employee with the company or one of its subsidiaries for a four-year period, beginning on the grant date, or attaining normal retirement age. No shares are issued or reserved for the named executive officer’s account at the time of grant, but are instead issued on the fourth anniversary of the grant award date, provided the executive is still an employee. Also in consideration of our 2007 performance, the compensation committee awarded Mr. Vumbacco 66,414 shares of our common stock, which are not subject to vesting due to Mr. Vumbacco’s retirement from the company. The number of shares issued to Mr. Vumbacco was determined in the same manner as the contingent stock awards described above.

On March 11, 2008, the compensation committee determined that as part of its revisions to our long-term contingent equity compensation, as described under the subheading “2008 Modifications to the Long-Term Incentive Compensation Program” on page 38, it would discontinue granting annual contingent stock awards to the named executive officers, beginning with the year ending December 31, 2008.

The contingent stock awards granted by the compensation committee during 2007 are presented in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the Grants of Plan-Based Awards Table on page 44.

Restricted Stock Awards. We began making performance-based restricted stock awards to our named executive officers in 2006. During 2006, we granted an aggregate of 245,000 shares of restricted stock to our named executive officers (the “2006 Program”). On March 11, 2008, as described below, the compensation committee vested a portion of the restricted stock awards and accumulated dividends held in escrow under the 2006 Program, terminated the 2006 Program and created a new restricted stock program.

In addition to requiring continuous service as an employee, the annual vesting of restricted stock awards under the 2006 Program required the satisfaction of certain conditions that related to corporate objectives. The performance-based objectives were intended to challenge the named executive officers to contribute to outstanding performance consistent with, or in excess of, budgeted financial results. For the year ended December 31, 2006, these objectives related to pre-tax earnings, return on stockholders’ equity, net revenue growth and common stock price.

In light of the March 2007 recapitalization of our balance sheet and to align senior executive officer incentive compensation with the company's recent and projected financial performance, on March 28, 2007, the compensation committee modified the restricted stock award performance criteria for outstanding awards under the 2006 Program. Effective January 1, 2007, the number of performance-based measurement criteria was reduced from four to three, with each such criteria representing one-third of the restricted stock award subject to annual vesting. The modifications to the performance-based measurement criteria were deemed appropriate by the compensation committee in order to set realistic and achievable performance objectives for senior executives and included (1) net revenue as compared to the target established in the internal profit plan approved by our board of directors; (2) EBITDA as compared to the target in the internal profit plan; and (3) the change in the price of our common stock as compared to a targeted increase in price. For the year ended December 31, 2007, these levels were set at approximately $4.14 billion in net revenue, EBITDA of approximately $757 million and the stock price component required our common stock to maintain an average price of $11.83 or better during December 2007.

For the year ended December 31, 2007, only one of the performance-based objectives was satisfied and, therefore, 20,417 shares vested and were issued to our named executive officers and 40,833 shares were forfeited and did not carry over to any subsequent vesting period. For the year ended December 31, 2006, none of the performance-based objectives were satisfied and, therefore, 61,250 shares of restricted stock were forfeited by our named executive officers and did not carry over to any subsequent vesting period. Additionally, 50,000 shares of restricted stock were forfeited by Mr. Vumbacco in connection with his retirement on December 31, 2007. In connection with the termination of the 2006 Program, the named executive officers forfeited 72,500 shares of restricted stock.

Prior to the vesting or forfeiture of any shares of common stock represented by restricted stock awards, a participant has all of the other rights of a stockholder with respect to such shares, including the right to receive dividends and the right to vote such shares at stockholders’ meetings.

Any dividends paid by us with respect to the common stock represented by unvested restricted stock awards are held by us in a special segregated interest-bearing escrow account. If shares of restricted stock are forfeited by a named executive officer, such dividends and interest are also forfeited and will be transferred to our general operating account. If the applicable service and performance conditions are met, such dividends and interest are paid directly to the named executive officer.

2008 Modifications to the Long-Term Incentive Compensation Program. On March 11, 2008, the compensation committee revised its approach to restricted stock awards made under the EICP, taking into account, among other things, the compensation committee’s desire to maintain a long-term incentive compensation program that is challenging yet achievable, and that is also reflective of the current market factors affecting the industry in which we compete. Following a comprehensive review, which included Towers Perrin’s advice and recommendations described under the heading “Utilization of Outside Consultants by the Compensation Committee” on page 30, the compensation committee determined to discontinue the 2006 Program and replace such program with a new long-term incentive compensation program (the “2008 Program”). The compensation committee also determined to discontinue the grant of annual contingent stock awards.

The 2008 Program is effective beginning with the year ending December 31, 2008 and provides for contingent long-term incentive compensation in the form of cash payments and equity awards. Under the 2008 Program, long-term incentive target amounts are equal to the following percentages of base salary: Mr. Whitman—500%; Mr. Curry—250%; Mr. Farnham—175%; and Mr. Parry—125%. Under the 2008 Program, long-term incentive compensation awards will be made as follows: (1) one-third in restricted stock that vests based on service; (2) one-third in restricted stock that vests based on the satisfaction of performance criteria; and (3) one-third in cash based on satisfaction of the same performance criteria. The predetermined performance criteria will be reviewed annually for vesting purposes and is based on two measures: (1) our common stock price and (2) EBITDA. The compensation committee chose EBITDA as a performance measure based on the committee’s belief that EBITDA is a key driver for our performance. Each criterion represents one-half of the contingent performance-based awards subject to vesting. Vesting of awards under the 2008 Program also requires the named executive officer to maintain continuous employment with us over a four-year period following the date such shares were granted.

In order to satisfy the stock price component of the 2008 Program, our stock price must increase during the applicable measurement period by either (1) 8% per annum or (2) the equivalent of the Standard & Poor’s 500 Index. In order to satisfy the EBITDA performance criteria, we must achieve at least 75% of targeted EBITDA, as set forth in the board of director’s approved internal profit plan, before any vesting of the award based on this component occurs. The 2008 Program provides for a “look-back” feature whereby a failure to vest in any particular year could be made up for in the cumulative amount based on our performance in subsequent years. The relationship between targeted EBITDA and the percentage of the annual awards that will vest based upon the achievement of this component is set forth in the chart below.

Annual EBITDA Performance as a Percent of Target	Annual Percent of EBITDA-Based Awards Vested
<75% (below target)	0%
75% (threshold)	25%
80%	50%
90%	75%
100%	100%

Stock Options. Although stock options may be granted under the EICP, the compensation committee has adopted a general policy to no longer grant stock options to named executive officers. The compensation committee may make an exception to this general policy when, in the committee’s view, circumstances warrant such action. The compensation committee made such an exception when Mr. Whitman was hired as our president and chief operating officer, effective January 1, 2006. On February 21, 2006, the committee granted Mr. Whitman an option to purchase 300,000 shares of our common stock at $21.53 per share (the closing market price of our common stock on February 21, 2006) as part of his initial compensation package. The purpose for granting Mr. Whitman this option was to compensate him for the unvested in-the-money options that were granted to him by his previous employer and which Mr. Whitman forfeited when he joined us.

In connection with the recapitalization of our balance sheet, we were required to make antidilution adjustments pursuant to the terms of our outstanding stock options, including the option we granted to Mr. Whitman discussed above, whereby the number of shares subject to each outstanding option was increased by a factor of 2.0132 and the corresponding exercise price for the shares subject to the option was reduced by the same factor.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive officers with superior experience and skills. The compensation committee periodically reviews the perquisites and other benefits that we provide.

In addition to participating in the programs and plans discussed in this proxy statement, we provide each named executive officer with either an automobile allowance or we lease a vehicle on behalf of the named executive officer. Our named executive officers also (1) participate in a comprehensive health insurance plan that provides for no deductibles or co-payments, and (2) receive a monthly allowance for club membership, which generally ranges from $250 to $400 per month. Named executive officer use of our corporate aircraft for personal reasons is generally infrequent and must be approved by our chief executive officer in advance. We believe that allowing our named executive officers to use our corporate aircraft for personal reasons from time to time allows them to more readily focus on our business.

The previously mentioned perquisites are taxable to the individual named executive officer. We provide no tax gross-up payments or other compensation to our named executive officers to cover their personal federal or state income tax obligations.

Retirement Benefits

Our named executive officers participate in our Supplemental Executive Retirement Plan, which is a deferred compensation plan that is not intended to be tax-qualified. The Supplemental Executive Retirement Plan was established to provide a retirement benefit to executive officers who provide a minimum number of years of service to us and, accordingly, it provides an incentive for long-term service. Our Supplemental Executive Retirement Plan is described below under “Pension Benefits at December 31, 2007” on page 48. We generally believe that the benefits provided by the Supplemental Executive Retirement Plan for the current named executive officers are relatively modest in relation to similar retirement benefits provided by comparable companies, both in terms of the benefits payable upon retirement and the number of persons who participate in the plan. In connection with his commencement of employment with us, the compensation committee established an annual retirement benefit of $150,000 for Mr. Curry under the Supplemental Executive Retirement Plan and took into account Mr. Curry’s prior service to us.

We also maintain the Health Management Associates, Inc. Retirement Savings Plan, which is a tax-qualified 401(k) plan that provides for both employer and employee contributions. Eligible participants, including our named executive officers, are able to contribute to the Retirement Savings Plan a percentage of their eligible compensation, subject to limits prescribed by the Internal Revenue Service. We match one-third of the first 6% of an employee’s eligible deferred compensation. Amounts contributed by plan participants are fully vested. Amounts contributed by us under the matching program vest 20% per year upon the participant's completion of two years of credited service (100% vesting after six years of credited service).

COMPENSATION COMMITTEE REPORT1

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Robert A. Knox, Chairman
Kent P. Dauten
William C. Steere, Jr.

[1]	The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2007 Summary Compensation Table

The table below presents information regarding the compensation of our president and chief executive officer (our principal executive officer), our former chief executive officer and vice chairman, our senior vice president and chief financial officer (our principal financial officer) and certain other highly compensated executive officers for services rendered to us in all capacities during the years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (6)(7)(8)	Option Awards (6)(8)(9)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (10)	All Other Compensation (11)	Total
Burke W. Whitman President and Chief Executive Officer (principal executive officer) (12)	2007 2006	$716,667 600,000	$350,000 600,000	(2) (3)	$341,424 96,478	$503,198 431,509	$	— —	$75,676 1,267,532	$47,875 20,363	$2,034,840 3,015,882

Joseph V. Vumbacco Former Chief Executive Officer and Vice Chairman (13)	2007 2006	800,000 800,000	350,000 —	(2)	1,361,590 1,014,291	606,494 692,947		— —	— 197,399	160,515 216,663	3,278,599 2,921,300

Robert E. Farnham Senior Vice President and Chief Financial Officer (principal financial officer)	2007 2006	400,000 330,000	120,000 165,000	(2) (4)	326,309 278,299	151,232 220,538		— —	48,633 45,784	29,803 31,745	1,075,977 1,071,366

Kelly E. Curry Executive Vice President and Chief Operating Officer (14)	2007	337,500	193,125	(2)(5)	114,087	—		—	1,067,695	415,103	2,127,510

Timothy R. Parry Senior Vice President, General Counsel and Corporate Secretary	2007	350,000	122,500	(2)	283,758	125,925		—	48,633	25,891	956,707

(1)	The amounts presented include cash compensation earned and paid and cash compensation deferred at the election of the named executive officer under our 401(k) plan, the Health Management Associates, Inc. Retirement Savings Plan.

(2)	We achieved between 75% and 100% of our profit plan during the year ended December 31, 2007. In light of such performance and certain other financial and non-financial criteria, the compensation committee granted discretionary cash awards to the named executive officers and the company paid such awards in February 2008. These cash awards and the sign-on bonus paid to Mr. Curry discussed in footnote 5 below are reported in the “Bonus” column in the above table. For more information regarding these cash awards, see “Annual Contingent Cash and Equity Compensation” in Compensation Discussion and Analysis on page 35 and footnote 1 to the 2007 Grants of Plan-Based Awards Table on page 44.

(3)	Mr. Whitman’s 2006 cash award was guaranteed as part of his initial compensation package.

(4)	We achieved between 75% and 100% of our 2006 profit plan after exclusion of certain items that the compensation committee deemed to be unusual and/or non-recurring. In light of such performance and certain other financial and non-financial criteria, the compensation committee granted a discretionary cash award to Mr. Farnham as set forth in the above table and the company paid such award in February 2007.

(5)	This amount includes a $75,000 sign-on bonus paid to Mr. Curry upon his commencement of employment with us.

(6)	Restricted stock, contingent stock and stock option awards were made under our 1996 Executive Incentive Compensation Plan, as amended, or EICP.

(7)	The dollar values of restricted stock and contingent stock awards presented in this column are equal to the corresponding compensation cost determined in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, referred to in this proxy statement as SFAS No. 123R, except no estimates for forfeitures have been assumed. SFAS No. 123R requires that the fair value of all share-based payments to employees, including awards of employee stock options, be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used to calculate compensation cost and our SFAS No. 123R transitional adoption methodology are set forth in Note 1 (Business and Summary of Significant Accounting Policies) and Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the years ended December 31, 2007 and 2006. One of the performance-based objectives for 2007 was satisfied with respect to the restricted stock granted to our named executive officers and, therefore, 20,417 shares were issued to our named executive officers and 40,833 shares of restricted stock were forfeited and will not carry over to any subsequent vesting period. None of the performance-based objectives for 2006 were satisfied, therefore, 61,250 shares of restricted stock were forfeited by our named executive officers and did not carry over to any subsequent vesting period. Additionally, 50,000 shares of restricted stock were forfeited by Mr. Vumbacco upon his retirement on December 31, 2007.

(8)	Information regarding awards of stock-based compensation granted to our named executive officers during 2007 is shown in the 2007 Grants of Plan-Based Awards Table on page 44. Such table also presents the aggregate grant date fair value of awards of stock-based compensation granted during 2007 as determined in accordance with SFAS No. 123R.

(9)	The dollar values of stock options presented in this column are equal to the corresponding compensation cost determined in accordance with SFAS No. 123R, except no estimates for forfeitures have been assumed. A discussion of the assumptions used to calculate compensation cost and our SFAS No. 123R transitional adoption methodology are set forth in Note 1 (Business and Summary of Significant Accounting Policies) and Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the years ended December 31, 2007 and 2006.

(10)	The amounts presented reflect the changes in the actuarial present values under our Supplemental Executive Retirement Plan, referred to in this proxy statement as the Supplemental Plan. The increases for Mr. Whitman and Mr. Curry during 2006 and 2007, respectively, were indicative of their initial participation in the plan. See “Pension Benefits at December 31, 2007” on page 48 for more information on the Supplemental Plan.

(11)	The amounts presented in this column reflect amounts paid by us to or on behalf of each named executive officer as an automobile allowance (or a leased vehicle on behalf of the named executive officer), the amount attributable to each named executive officer’s personal use of our corporate aircraft, health and life insurance payments on behalf of each named executive officer and his beneficiaries, company 401(k) matching contributions, club membership allowances and personal tax services paid by the company. When corporate aircraft is used by a named executive officer for personal reasons, the personal usage included in the table below is based on the aggregate incremental per mile cost to us, determined using the flight mileage flown from origination to destination. The types and costs of the perquisites and other personal benefits provided to our named executive officers are summarized in the table below.

	Year	Burke W. Whitman	Joseph V. Vumbacco	Robert E. Farnham	Kelly E. Curry	Timothy R. Parry
Automobile	2007	$12,000	$18,273	$15,698	$6,000	$15,800
	2006	12,000	18,519	16,971	—	—

Personal Use of Aircraft	2007	25,351	121,889	—	—	826
	2006	1,848	173,280	—	—	—

Health Insurance	2007	1,092	4,209	3,673	1,740	2,629
	2006	993	6,940	4,940	—	—

Life Insurance	2007	1,932	5,544	1,932	863	1,794
	2006	2,522	7,524	1,684	—	—

401(k) Matching Contributions	2007	4,500	4,500	4,500	—	1,167
	2006	—	4,400	4,400	—	—

Club Membership Allowances	2007	3,000	4,800	3,000	1,500	3,000
	2006	3,000	4,800	3,000	—	—

Tax Services	2007	—	1,300	1,000	—	675
	2006	—	1,200	750	—	—

(12)	Effective June 1, 2007, Mr. Whitman became our president and chief executive officer and his annual base salary increased from $600,000 to $800,000. From January 1, 2006 to May 31, 2007, Mr. Whitman served as our president and chief operating officer.

(13)	Mr. Vumbacco served as our chief executive officer from January 1, 2001 to May 31, 2007. Additionally, he served as our vice chairman from January 1, 2006 through December 31, 2007. Following his retirement on December 31, 2007, Mr. Vumbacco commenced a consulting arrangement with us that will last at least one year. Pursuant to the terms of his consulting arrangement, Mr. Vumbacco will receive annual compensation of $400,000 for his consulting services as well as office and secretarial support. He will also be eligible to receive the fringe and other benefits described under the section “Perquisites and Other Personal Benefits” in Compensation Discussion and Analysis on page 39.

As a result of retiring after attaining normal retirement age, Mr. Vumbacco’s outstanding contingent stock awards immediately vested upon his retirement on December 31, 2007. For more information regarding contingent stock awards, see “Long-Term Contingent Equity Compensation” in Compensation Discussion and Analysis on page 36. Notwithstanding his retirement, Mr. Vumbacco’s outstanding non-vested stock options will continue to vest according to their original vesting schedule and all his unexercised stock options will remain in existence for a ten-year period commencing with the original grant date. In connection with Mr. Vumbacco’s retirement, incremental compensation expense of $548,089 and $144,566 was included in his Stock Awards and Option Awards, respectively, in the 2007 Summary Compensation Table during the year ended December 31, 2007.

(14)	Effective July 1, 2007, Mr. Curry became our executive vice president and chief operating officer at an annual base salary of $675,000. Prior thereto, and since September 2006, Mr. Curry provided consulting services to us regarding our hospital operations. His consulting services were compensated at $33,750 and $67,500 per month during 2006 and 2007, respectively, plus reimbursement of expenses. The 2007 amounts are shown as “All Other Compensation” in the 2007 Summary Compensation Table.

As part of Mr. Curry’s initial compensation package, he received a sign-on bonus consisting of (i) $75,000 in cash and (ii) a deferred stock award under the EICP of 100,000 shares of the company’s common stock that vests 20% on each anniversary date over five years of continued employment with us or one of our subsidiaries. Mr. Curry’s target cash award under the annual contingent cash compensation program is 100% of his base salary and is pro rated for partial years of employment.

In the event that Mr. Curry’s employment with us terminates prior to becoming eligible under the Medicare program, we will offer him and his spouse health insurance coverage until he or she qualifies under such federal program provided, however, they will each be responsible for payment of premiums to us for the insurance as provided under the Consolidated Omnibus Budget Reconciliation Act, commonly known as COBRA.

2007 Grants of Plan-Based Awards

The table below presents information regarding grants of annual contingent stock awards and deferred stock awards during the year ended December 31, 2007 to our named executive officers. The shares of common stock in the table have been modified to reflect the required antidilution adjustments that resulted from the recapitalization of our balance sheet in March 2007. For more information regarding such recapitalization, see “Performance-Based Contingent Compensation” in Compensation Discussion and Analysis on page 35. There can be no assurance that the Grant Date Fair Value of awards will even be realized by the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards (2)
		Threshold	Target (1)	Maximum
Burke W. Whitman	2/20/2007	—	$1,000,000	—	58,296	(3)	$600,000
Joseph V. Vumbacco	3/11/2008	—	1,000,000	—	66,414	(4)	350,000
Robert E. Farnham	2/20/2007	—	400,000	—	20,039	(3)	206,250
Kelly E. Curry	7/1/2007	—	337,500	—	100,000	(5)	1,139,000
Timothy R. Parry	2/20/2007	—	350,000	—	18,825	(3)	193,750

(1)	The amounts shown in this column reflect the contingent cash compensation amounts that potentially could have been earned during 2007 based upon the achievement of the company’s profit plan under the incentive compensation program of the EICP. The amounts of actual cash awards earned in 2007 by our named executive officers under the EICP have been determined and were paid in February 2008. For such period, the compensation committee exercised its discretion to grant cash awards under the incentive compensation program. The amounts paid are included in the “Bonus” column of the 2007 Summary Compensation Table on page 41. We have not indicated threshold or maximum amounts because the compensation committee determines, in its discretion, the amount of compensation to be paid to each named executive officer in the event that we do not achieve our profit plan or in the event that we exceed our profit plan. For more information regarding annual contingent cash compensation under the incentive compensation program of our EICP, see “Annual Contingent Cash and Equity Compensation” in Compensation Discussion and Analysis on page 35. For the contingent stock awards issued in 2008 to all of our named executive officers with respect to our 2007 performance, see “Contingent Stock Awards” in Compensation Discussion and Analysis on page 36.

(2)	The dollar values of contingent stock awards and deferred stock awards disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were assumed. A discussion of the assumptions used to calculate the grant date fair values are set forth in Note 1 (Business and Summary of Significant Accounting Policies) and Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2007.

(3)	These share amounts reflect contingent stock awards granted in February 2007 under the EICP. The market value of the shares credited to a named executive officer’s contingent stock award account on the grant date equaled 100% of the executive’s 2006 guaranteed bonus or annual contingent cash compensation for the fifteen months ended December 31, 2006. Vesting of the shares underlying a contingent stock award is contingent upon continuous service of the named executive officer with us or one of our subsidiaries for a four-year period, beginning on the grant date, or until normal retirement age. No shares are issued or reserved for the named executive officer’s account at the time of grant, but are instead issued on the fourth anniversary of the grant award date, provided the executive is still an employee.

(4)	This stock award to Mr. Vumbacco was granted in March 2008 under the EICP. The market value of the shares granted to Mr. Vumbacco equaled 100% of his 2007 annual contingent cash compensation. Because Mr. Vumbacco had attained normal retirement age and retired from the company on December 31, 2007, the stock award was immediately vested.

(5)	This deferred stock award was granted to Mr. Curry on July 1, 2007 as part of his initial compensation package. The shares vest 20% on each anniversary date over five years of continued employment with us or one of our subsidiaries.

Annual Base Salaries and Annual Contingent Cash Compensation as a Percent of Total Compensation

The table below presents the annual base salaries, consulting fees and cash awards paid to each of our named executive officers as a percent of each executive’s total compensation during the years ended December 31, 2007 and 2006.

	2007	2006
Burke W. Whitman	52.4%	39.8%
Joseph V. Vumbacco	35.1	27.4
Robert E. Farnham	48.3	46.2
Kelly E. Curry	44.0	—	(1)
Timothy R. Parry	49.4	—	(2)

(1)	Mr. Curry commenced employment with us on July 1, 2007.
(2)	Mr. Parry was not a named executive officer during the year ended December 31, 2006.

Employment Agreements

We do not maintain employment agreements with any of our named executive officers.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in Compensation Discussion and Analysis beginning on page 29. We encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at December 31, 2007

The table below presents information regarding the number of unexercised stock options, the number of shares and value of unvested contingent stock awards and deferred stock awards, and the number and value of unvested restricted stock awards as of December 31, 2007. The shares of common stock and the stock option exercise prices in the table have been modified to reflect the required antidilution adjustments that resulted from the recapitalization of our balance sheet in March 2007. For more information regarding such recapitalization, see “Performance-Based Contingent Compensation” in Compensation Discussion and Analysis on page 35.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Burke W. Whitman	150,988	452,963	(2)	$10.69	2/21/2016
						58,296	(6)	$348,610
									37,500	(8)	$224,250

Joseph V. Vumbacco	201,317	—		$9.91	5/21/2012
	201,317	—		9.22	5/20/2013
	226,482	75,494	(3)	11.31	5/18/2014

Robert E. Farnham	75,494	—		$10.74	5/19/2008
	30,198	—		6.02	5/26/2010
	201,317	—		8.25	5/15/2011
	60,395	—		9.91	5/21/2012
	60,395	—		9.22	5/20/2013
	75,495	25,164	(3)	11.31	5/18/2014
						24,989	(4)	$149,434
						13,049	(5)	78,033
						20,039	(6)	119,833
									20,000	(8)	$119,600

Kelly E. Curry						100,000	(7)	$598,000

Timothy R. Parry	75,494	—		$10.74	5/19/2008
	172,126	—		8.25	5/15/2011
	60,395	—		9.91	5/21/2012
	60,395	—		9.22	5/20/2013
	60,396	20,131	(3)	11.31	5/18/2014
						23,236	(4)	$138,951
						12,180	(5)	72,836
						18,825	(6)	112,573
									15,000	(8)	$89,700

(1)	The amounts presented in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($5.98) on December 31, 2007. Amounts paid as dividends on restricted stock awards are held by us in a special segregated interest-bearing escrow account until the shares either vest (at which time the dividends and interest held in escrow with respect to the vested shares are remitted to the named executive officer) or are forfeited (at which time the dividends and interest held in escrow with respect to the forfeited shares are returned to our general operating account). The amounts disclosed in this column are exclusive of dividends and interest held in escrow by us on behalf of our named executive officers. At December 31, 2007, the dividends and interest on unvested shares held by us in escrow on behalf of our named executive officers were as follows: Mr. Whitman—$395,250; Mr. Farnham—$210,804; and Mr. Parry—$158,100. Subsequent to December 31, 2007, the restricted shares held by our named executive officers and all related escrowed dividends and interest were forfeited. See “2008 Modifications to the Long-Term Incentive Compensation Program” in Compensation Discussion and Analysis on page 38.

(2)	Assuming continuous service as an employee with us or one of our subsidiaries, this stock option vests in three equal installments on February 21, 2008, February 21, 2009 and February 21, 2010.

(3)	These stock options vest on May 18, 2008, including options granted to Mr. Vumbacco, who retired on December 31, 2007.

(4)	Assuming continuous service as an employee with us or one of our subsidiaries, this contingent stock award will vest on December 8, 2008.

(5)	Assuming continuous service as an employee with us or one of our subsidiaries, this contingent stock award will vest on December 7, 2009.

(6)	Assuming continuous service as an employee with us or one of our subsidiaries, this contingent stock award will vest on February 20, 2011.

(7)	Assuming continuous service as an employee with us or one of our subsidiaries, this deferred stock award will vest in equal installments on July 1, 2008, July 1, 2009, July 1, 2010, July 1, 2011 and July 1, 2012.

(8)	Assuming continuous service as an employee with us or one of our subsidiaries and the achievement of specified performance goals, these restricted stock awards would have vested in equal installments on December 31, 2008 and December 31, 2009. However, subsequent to December 31, 2007, these shares of restricted stock were forfeited. See “2008 Modifications to the Long-Term Incentive Compensation Program” in Compensation Discussion and Analysis on page 38.

Option Exercises and Stock Vested in 2007

The table below presents information regarding the number and realized value of stock options exercised and stock awards that vested during 2007 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Burke W. Whitman	—	$—	6,250	$37,375
Joseph V. Vumbacco	2,013,170	4,217,781	249,009	1,468,671
Robert E. Farnham	—	—	23,243	147,554
Kelly E. Curry	—	—	—	—
Timothy R. Parry	5,385	24,825	21,069	133,977

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

(2)	The value realized on the vesting of stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares acquired. Amounts paid as dividends on restricted stock awards are held in a special segregated interest-bearing escrow account until the shares vest, at which time the dividends and interest held in escrow with respect to the vested shares are remitted to the named executive officer. The amounts disclosed in this column are exclusive of vested dividends and interest. Dividends and interest on shares of restricted stock that vested in 2007 were as follows: Mr. Whitman—$67,476; Mr. Vumbacco—$89,964; Mr. Farnham—$35,986; and Mr. Parry—$26,990. Such amounts were paid to the named executive officers in March 2008.

Pension Benefits at December 31, 2007

The table below presents information as of December 31, 2007 regarding retirement benefits and payments made to each of our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Burke W. Whitman	Supplemental Executive Retirement Plan	2	$1,343,208	$—
Joseph V. Vumbacco	Supplemental Executive Retirement Plan	12	3,340,515	—
Robert E. Farnham	Supplemental Executive Retirement Plan	22	861,274	—
Kelly E. Curry	Supplemental Executive Retirement Plan	13(1)	1,067,695	—
Timothy R. Parry	Supplemental Executive Retirement Plan	12	861,274	—

(1)

Mr. Curry was credited with prior employment service when he rejoined us on July 1, 2007. He previously was employed by us from 1982 to 1994 and served as our chief financial officer from 1987 to 1994.

The Supplemental Plan is a deferred compensation plan for executive officers and is not intended to be tax-qualified. The Supplemental Plan was established in order provide a retirement benefit to senior executives who provide a minimum number of years of service to our company. Historically, the retirement benefit each participant is eligible to receive under the Supplemental Plan is determined by the compensation committee in consultation with the chairman of the board and is based upon the titles and responsibilities of the participant. The benefit payable under the Supplemental Plan may be changed periodically by the compensation committee to reflect a change in an executive’s title, responsibilities and accomplishments. The annual payment to each of our named executive officers, upon each named executive officer reaching age 62 and assuming he qualifies for payments under the Supplemental Plan at such time, is estimated to be as follows: Mr. Whitman—$200,000; Mr. Farnham—$121,000; Mr. Curry—$150,000; and Mr. Parry—$121,000. In consideration of his December 31, 2007 retirement, Mr. Vumbacco began receiving his $275,000 annual Supplemental Plan payments in January 2008.

To qualify for benefits under the Supplemental Plan, a participant must continue as an employee until age 62 (normal retirement age), must be an employee for at least five years after commencing participation and must not compete with us while participating in the Supplemental Plan. The retirement benefit each participant receives is paid monthly for the longer of ten years or the participant’s life. In the event a participant dies after qualifying for retirement benefits under the Supplemental Plan but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant's designated beneficiary or legal representative. Life insurance contracts have been purchased by us to provide a portion of the benefits under the Supplemental Plan. Such contracts may be held by, or made payable to, a trust established for the purpose of supporting our non-qualified benefit obligations to our employees, known as a “rabbi trust,” established in connection with the Supplemental Plan. With respect to participants who have met the above qualifications, a rabbi trust can also be established to hold our contributions.

Generally, no benefit is paid under the Supplemental Plan if employment is terminated before a participant reaches normal retirement age, regardless of the reason. However, benefits are payable if a participant's employment is terminated following a change of ownership of the company as described under “Potential Payments Upon Termination or Change in Control” below.

In addition, no retirement benefit payments will be payable to a named executive officer or his beneficiary under the Supplemental Plan if the named executive officer engages in “competitive activities” without the prior written consent of our board of directors. Competitive activities under the Supplemental Plan include (1) directly or indirectly engaging in a business similar to the business of the company, whether as an employee, independent contractor, consultant or otherwise, and/or (2) owning, managing, operating, controlling, being employed by or having a financial interest in, or being connected in any manner with, the ownership, management, operation, or conduct of any such similar business. Mere ownership (directly, indirectly or beneficially) of the stock of a publicly traded corporation representing less than five percent of such corporation’s outstanding stock is not considered a competitive activity under the Supplemental Plan.

We used actuarially-based techniques and methodologies to develop a model designed to determine the present values of the accumulated benefits presented in the above table. The model we developed used a 5.75% discount rate at both December 31, 2007 and 2006 and the RP 2000 Employee No Collar Male Mortality Table projected to 2005.

Potential Payments Upon Termination or Change in Control

General. We do not maintain employment agreements with any of our named executive officers and do not have a formal severance policy that provides for payments or benefits to a named executive officer in the event of a termination of employment, other than with respect to a change of ownership, as described below. Our compensation committee has the discretion to determine the amount, if any, of severance payments and benefits that will be offered to a named executive officer in the event of a termination of employment.

The following plans provide for payments to each of our named executive officers in the event of a change of ownership of the company.

Supplemental Plan. Our named executive officers are eligible to receive payments under the Supplemental Plan, if certain criteria are met upon retirement, as described under “Pension Benefits at December 31, 2007” on page 48, or if their employment is terminated following a change in ownership of the company.

A change of ownership of the company is generally defined under the Supplemental Plan as the (1) acquisition, whether directly, indirectly, beneficially or of record, by any person or entity (including any group of associated persons acting in concert), of our common stock which results, after such acquisition, in such person or entity owning 25% or more of our common stock, or (2) a change in the ownership of more than 33% of the value of our assets, excluding the value of any liabilities underlying such assets. A change in ownership is not deemed to occur if such acquisition is by us, any employee benefit plan of ours within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or any person who was a stockholder of HMA Holding Corp. when the Supplemental Plan was adopted in 1993.

Upon a change of ownership, a rabbi trust must be established for each participant who has not begun to receive benefit payments under the Supplemental Plan and who has not reached age 62. Such rabbi trust is required to be funded with the actuarial equivalent of a participant's retirement benefit under the Supplemental Plan, which benefit is required to be paid to the participant from the trust in a lump sum as soon as practicable after the termination of the participant’s employment for any reason. If a change of ownership occurs after a participant has already begun to receive benefit payments under the Supplemental Plan, the actuarial equivalent of the remaining benefits must be paid directly to the participant in a lump sum.

In the event of a change in ownership, we must also compensate each participant in the Supplemental Plan, on an after tax basis, for (1) Medicare and FICA taxes, (2) the increase in the effective rate of federal and state income taxes resulting from such lump sum payment and (3) any excise taxes resulting from the lump sum actuarial payment, such amounts being referred to below as the “tax gross up amount.” For participants in the Supplemental Plan who have reached age 62, we are required to make such tax gross up payments directly to the participant. For participants who have not yet reached age 62, we are required to make an additional deposit to the rabbi trust described above in an amount equal to the amount of the tax gross up amount payment, based on the tax rates in effect for the participant on the date of such deposit. At the time a participant in the Supplemental Plan receives a distribution from the rabbi trust, if the amount held in the trust for such participant is insufficient to make the actual tax payments designed to be covered by the tax gross up amount, we are required to make up the difference. Similarly, any funds held in the rabbi trust in excess of the amounts necessary to make the required tax gross up amount payments to a participant will be returned to us.

EICP. If a change of control occurs, the following will apply to awards made under the EICP, which is discussed under “Performance-Based Contingent Compensation” on page 35:

•

All stock options that were not previously exercisable and vested shall become fully exercisable and vested as of the time of the change of control and shall remain exercisable for the balance of their stated terms without regard to any termination of employment.

•

Stock option holders shall be entitled to elect, during the 60 day period immediately following a change of control, in lieu of acquiring the shares of stock underlying such options, to receive in cash the excess of the change in control price (such price being the higher of (1) the amount of cash and fair market value of property that is the highest price per share paid in any transaction triggering the change of control, or (2) the highest fair market value per share at any time during the 60 day period preceding and following the change of control) over the exercise price of the option, multiplied by the number of shares of common stock subject to the option.

•

All restrictions, deferral of settlement and forfeiture conditions applicable to any restricted stock awards and contingent stock awards shall lapse and such awards shall be deemed fully vested as of the time of the change of control.

•	All performance goals and conditions will be deemed to be met if and to the extent provided by the compensation committee in the award agreement relating to such award.

A change of control is deemed to occur under the EICP upon:

•	The acquisition by any person or entity of beneficial ownership of 25% or more of our outstanding common stock;

•

The approval by our stockholders (and, if applicable, the obtaining of the consent of any governmental agency) of a reorganization, merger, consolidation, complete liquidation or dissolution of the company or sale of all or substantially all of the company’s assets, other than a transaction with a person who is a recipient of an award under the plan or an entity controlled by such person; or

•

In general, a change in the composition of our board of directors such that the individuals who made up the board of directors prior to the change of control transaction cease for any reason to be a majority of the board of directors.

A change of control will not be deemed to occur under the EICP upon (1) consummation of a transaction with any entity that immediately prior to the transaction was a subsidiary of ours or an employee benefit plan of ours, if immediately following the transaction the surviving entity is controlled by such employee benefit plan and/or the persons who controlled the company immediately prior to such transaction, as the case may be, and (2) consummation of any transaction pursuant to which more than 50% of the company’s shares of common stock remain owned by substantially the same persons and in substantially the same proportions as existed prior to the transaction.

Change of Control Payments. Our named executive officers would have been entitled to receive the amounts described in the following table if an event constituting a change of ownership under the Supplemental Plan and a change of control under the EICP occurred on December 31, 2007 and such event resulted in the termination of their employment:

	EICP - Accelerated Vesting of Equity Value		Supplemental Plan
Named Executive Officer	Contingent Stock (1)	Restricted Stock (1)	Actuarial Retirement Benefits (2)	Tax Gross-Up Payments (3)	Totals
Burke W. Whitman	$348,610	$619,500	$1,893,115	$43,195	$2,904,420
Joseph V. Vumbacco	—	—	3,824,662	87,266	3,911,928
Robert E. Farnham	347,300	330,406	1,192,527	27,210	1,897,443
Kelly E. Curry	598,000	—	1,478,339	33,731	2,110,070
Timothy R. Parry	324,360	247,800	1,192,527	27,210	1,791,897

(1)	Calculated by multiplying the closing price of our common stock on December 31, 2007 by the applicable number of unvested shares subject to the award. In the event a change in ownership occurs, restricted stock dividends and interest (which are held in escrow as described in footnote 1 to the Outstanding Equity Awards at December 31, 2007 table on page 46) automatically vest and become payable to our named executive officers. All dividends and interest which would have vested upon a change in ownership are included in the above table under the column labeled Restricted Stock. The amount of dividends and interest applicable to unvested shares at December 31, 2007 is set forth in footnote 1 to the Outstanding Equity Awards at December 31, 2007 table on page 46. As noted at “2008 Modifications to the Long-Term Incentive Compensation Plan” in Compensation Discussion and Analysis at page 38, all shares of restricted stock and related dividends and interest were forfeited subsequent to December 31, 2007.

(2)	The actuarial retirement benefit was calculated using a 3.89% discount rate, which represented the annual rate of interest on ten year U.S. Treasury securities on December 3, 2007 (i.e., the first business day in the last month of 2007), as required by the Supplemental Plan upon a change of ownership. The other actuarial assumptions used to derive the pension benefits described under “Pension Benefits at December 31, 2007” on page 48 remained the same.

(3)	For purposes of the change in control schedule, we assumed that each of our named executive officers is already in the highest federal income tax bracket (i.e., 35%) and has paid the maximum annual FICA tax required for the year ended December 31, 2007. We further assumed that no state income taxes would result from the change in control payments attributable to the Supplemental Plan, primarily because state income taxes are generally not assessed on individuals domiciled in Florida. Lastly, no excise taxes were projected for lump sum payments.

Director Compensation Programs

Attracting and retaining highly qualified directors is fundamental to our ability to continue to improve the quality of the health care services delivered by our hospitals and our ability to increase stockholder value. The compensation paid to our independent directors for service on the board of directors and board committees is determined by the compensation committee. Generally, the compensation committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our board. Our director compensation program consists of both cash and equity components. We also reimburse all of our directors for reasonable expenses incurred in connection with their attendance at board and committee meetings.

During 2007, the compensation committee utilized the compensation consulting firm Towers Perrin to provide it with information regarding compensation paid by similarly situated companies to their directors, as well as insight regarding director compensation trends. The analysis prepared by Towers Perrin in 2007 regarding our director compensation, as described under the heading “Utilization of Outside Consultants by the Compensation Committee” in Compensation Discussion and Analysis on page 30, recommended no increase in the amount of cash compensation to our outside directors but recommended an increase in equity compensation. The compensation committee determined to increase the number of shares granted on an annual basis to each outside director from 7,000 to 12,000.

Only our independent directors receive the compensation described below under “Cash Compensation” and “Stock Compensation.” In 2007, Mr. Schoen, our non-employed chairman of the board, Mr. Vumbacco, our former chief executive officer and vice chairman, and Mr. Whitman, our president and chief executive officer, were not considered to be independent under applicable New York Stock Exchange and Securities and Exchange Commission rules.

Cash Compensation

Each of our independent directors is paid $10,000 per quarter for his or her service as a director. The chairman of each of our audit committee, compensation committee, and corporate governance and nominating committee also receives an additional $5,000 annually.

In addition, each independent director receives $5,000 for each board meeting attended and each respective committee member receives the following fees: $5,000 for each executive committee meeting attended; $3,000 for each audit committee meeting attended; $1,500 for each corporate governance and nominating committee meeting attended; and $1,500 for each compensation committee meeting attended.

Stock Compensation

2006 Outside Director Restricted Stock Award Plan. Each of our independent directors received an automatic annual restricted stock award of 3,500 shares under our 2006 Outside Director Restricted Stock Award Plan, referred to in this proxy statement as the 2006 Plan, on both January 1, 2007 and 2006. In light of the March 2007 recapitalization of our balance sheet, in May 2007 the board of directors amended the 2006 Plan to (1) increase the annual award to each independent director from 3,500 restricted shares to 7,000 restricted shares and (2) increase the number of shares still eligible for grant under the 2006 Plan from 151,000 to 353,740. For more information regarding such recapitalization, see “Performance-Based Contingent Compensation” in Compensation Discussion and Analysis on page 35. The number of shares of restricted stock awarded annually to outside directors was further increased to 12,000 as a result of the compensation committee’s analysis of board compensation conducted as described above. Following such increase, each outside director received an automatic award of 12,000 shares of restricted stock under the 2006 Plan on January 1, 2008.

The shares of common stock underlying the restricted stock awards granted under the 2006 Plan and any escrowed dividends and interest thereon vest in equal installments over four years (assuming continuous service on the board). In the event of the death of a plan participant prior to the complete vesting of an award, the unvested portion of an award vests in accordance with its terms, only with respect to that portion of an award that would otherwise vest at the conclusion of the grant year in which the death of a plan participant occurs. In the event a plan participant is no longer an outside director, only the unvested portion of an award that would otherwise vest at the conclusion of the grant year in which the participant ceases to be an outside director will vest. All other portions of an award, as of the date of the plan participant’s death or the date upon which the plan participant is no longer an outside director, will be forfeited.

Prior to the vesting of any shares of common stock represented by restricted stock awards under the 2006 Plan, a plan participant will have all of the other rights of a stockholder with respect to such shares, including the right to receive dividends and the right to vote such shares at any stockholders’ meeting. Any dividends paid by us with respect to the common stock represented by unvested restricted stock awards are held by us in a special segregated interest-bearing escrow account. If shares of restricted stock are forfeited by a plan participant, such dividends and related interest will be forfeited as well and will be transferred to our general operating account. If the applicable service conditions are met, such dividends and related interest will be paid directly to the plan participant.

If our board of directors so determines, in its discretion, we may make a cash payment to a plan participant in connection with (1) the grant of restricted stock awards pursuant to the 2006 Plan, (2) the vesting or lapsing of restrictions applicable to a restricted stock award under the 2006 Plan or (3) the payment by a plan participant of any taxes related thereto. No such payments were made by us during 2007.

Stock Option Plan for Outside Directors. Prior to the adoption of the 2006 Plan, we provided equity compensation to our directors in the form of stock options under our Stock Option Plan for Outside Directors. No stock options were granted under this plan during 2007. Moreover, options to purchase substantially all of the available shares under this plan were previously granted.

By its terms, no adjustments were made to outstanding stock options issued under the Stock Option Plan for Outside Directors in connection with the March 2007 recapitalization of our balance sheet.

Stock Ownership Guidelines

We believe that it is in the best interests of our stockholders for our independent directors to have a significant equity ownership position in the company in order to more closely align their interests with the interests of our stockholders. In that regard, on May 23, 2006, the corporate governance and nominating committee established the following ownership objectives for each independent director:

Ownership Objective	Common stock or equivalents with an aggregate value equal to at least five times the annual cash retainer payable to such independent director.

Target Dates	Within a five-year period of joining the board of directors, and by May 23, 2011 for those independent directors serving on the board at May 23, 2006.

The corporate governance and nominating committee monitors the progress made by our independent directors in achieving their stock ownership objectives. We intend to review the director stock ownership guidelines in 2008 at, or about, the same time that we review the named executive officer stock ownership guidelines. See “Use of Equity Ownership Objectives” in Compensation Discussion and Analysis on page 33.

Director 2007 Summary Compensation Table

The table below presents information regarding the compensation of our directors during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Stock Awards (3) (5) (6)	Option Awards (4) (5)	All Other Compensation		Total
Kent P. Dauten	$133,500	$37,802	$26,807	$—		$198,109
Donald E. Kiernan	118,000	37,802	26,807	—		182,609
Robert A. Knox	106,500	37,802	26,807	—		171,109
William E. Mayberry, M.D.	110,000	37,802	26,807	—		174,609
Vicki A. O’Meara	81,000	37,802	—	—		118,802
William J. Schoen (1)	—	—	—	1,426,748	(1)	1,426,748
William C. Steere, Jr.	92,500	37,802	26,807	—		157,109
Joseph V. Vumbacco (2)	—	—	—	—		—
Randolph W. Westerfield, Ph.D.	110,000	37,802	26,807	—		174,609
Burke W. Whitman (2)	—	—	—	—		—

(1)	Mr. Schoen is not an independent director under applicable New York Stock Exchange and Securities and Exchange Commission rules and, therefore, he does not receive the compensation described under “Cash Compensation” or “Stock Compensation” on page 52.

We had an arrangement with Mr. Schoen pursuant to which he served as our non-employed chairman of the board for a one-year term from January 1, 2007 to December 31, 2007. Mr. Schoen is serving an additional one-year term as our non-employed chairman of the board through December 31, 2008. Mr. Schoen’s duties and responsibilities include, among other things, review of our business plans, budgets, business strategies, financial statements and other financial information. Mr. Schoen also periodically reviews our commercial and investment banking relationships and he consults with us with respect to any contemplated capital markets transactions. Mr. Schoen receives $300,000 from us annually for his services in such capacity, which is included in the “All Other Compensation” column in the Director 2007 Summary Compensation Table.

Although Mr. Schoen is no longer an employee of the company or any of its subsidiaries, he is entitled to the use of our corporate aircraft for personal and business related travel. The aggregate amount of Mr. Schoen’s personal use of our corporate aircraft during 2007 was $93,002, calculated using the same methodology as described in footnote 11 to the 2007 Summary Compensation Table on page 41. Mr. Schoen and his spouse are also entitled to either lifetime health care coverage in accordance with the terms of our health plans applicable to executive officers or Medicare supplement insurance that provides benefits equivalent to those available under our health plans. As our chairman of the board, Mr. Schoen receives the same perquisites as we provide to our named executive officers. In addition to personal use of our corporate aircraft, during 2007, Mr. Schoen’s perquisites included $19,950 for automobile lease expenses, health insurance payments of $4,196 and a club membership allowance of $9,600.

Mr. Schoen is also presently receiving a $1,000,000 annual payment pursuant to the Supplemental Plan, which he is entitled to receive during his lifetime. In the event Mr. Schoen’s spouse survives him, she will continue to receive the same annual retirement amount for her life, but in no event for more than ten years after his death. At December 31, 2007, the present value of the remaining benefit payable (using the actuarial assumptions described on page 49) was $11,191,714. For more information regarding the Supplemental Plan and this calculation, see “Pension Benefits at December 31, 2007” on page 48.

As of December 31, 2007, Mr. Schoen’s aggregate number of outstanding stock option awards was 4,026,340. Because these stock options were granted under the EICP, we were required to make antidilution adjustments to unexercised options in connection with the March 2007 recapitalization of our balance sheet. For more information regarding such recapitalization, see “Performance-Based Contingent Compensation” on page 35.

(2)	Mr. Vumbacco and Mr. Whitman were not independent directors under applicable New York Stock Exchange and Securities and Exchange Commission rules and, therefore, they did not receive the compensation described under “Cash Compensation” or “Stock Compensation” on page 52. All compensation paid to Mr. Vumbacco and Mr. Whitman is presented in the 2007 Summary Compensation Table on page 41. Effective December 31, 2007, Mr. Vumbacco resigned from his position as a member of our board of directors; however, he will continue to provide consulting services to us for a period of at least one year. For more information regarding Mr. Vumbacco and his consulting agreement, see footnote 13 to the 2007 Summary Compensation Table on page 43.

(3)	Each independent director was granted 3,500 shares of restricted stock during 2007 under the 2006 Plan. The grant date fair value for each such award, computed in accordance with SFAS No. 123R, was $73,915. The dollar values of the restricted stock awards shown in this column were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 7 to the Summary Compensation Table on page 42.

(4)	The dollar values of stock option awards that were granted under the Stock Option Plan for Outside Directors are presented in this column and were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnotes 7 and 9 to the 2007 Summary Compensation Table on page 42.

(5)	The table below presents the aggregate number of outstanding unvested restricted stock awards and the aggregate number of stock option awards for each of our independent directors as of December 31, 2007.

	Restricted Stock Awards	Stock Option Awards
Kent P. Dauten	6,125	11,250
Donald E. Kiernan	6,125	16,250
Robert A. Knox	6,125	11,250
William E. Mayberry, M.D.	6,125	22,250
Vicki A. O’Meara	6,125	—
William C. Steere, Jr.	6,125	15,000
Randolph W. Westerfield, Ph.D.	6,125	11,250

(6)	The amounts disclosed in this column do not include dividends and interest on restricted stock awards, which are held in a special segregated interest-bearing escrow bank account until the shares vest, at which time the dividends and interest with respect to the vested shares are remitted to the director. Aggregate dividends and interest of $64,974 are held by us in such escrow account for each of our independent directors as of December 31, 2007.

Compensation Committee Interlocks and Insider Participation

During 2007, no member of the compensation committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN TRANSACTIONS

Pursuant to a registration agreement dated as of September 2, 1988, William J. Schoen, the chairman of the board, and Robert A. Knox, a member of our board of directors, have certain demand and “piggyback” registration rights, with respect to registration under the Securities Act of 1933, as amended, of all of their shares of the company’s common stock. Pursuant to such rights, under certain circumstances, the company is required, at its own expense, to file a registration statement on their behalf or include their shares in a registration statement that the company files with the Securities and Exchange Commission.

We are party to an arrangement with William J. Schoen, pursuant to which he served as our chairman of the board during the year ended December 31, 2007. This arrangement, which is discussed in footnote 1 to the Director 2007 Summary Compensation Table on page 54, has been extended by the board of directors through December 31, 2008.

We entered into a consulting arrangement with our former chief executive officer and director, Joseph V. Vumbacco, which is described in footnote 13 to the 2007 Summary Compensation Table included in this proxy statement at page 43.

Transactions between the company and an officer or director or their immediate family members are subject to review by the corporate governance and nominating committee. Although the corporate governance and nominating committee has not established a written policy regarding the approval of related party transactions, when evaluating these transactions, the committee and our general counsel consider, among other factors:

•	the nature of the transaction and the costs incurred by the company or payments made to the company;

•	the benefits associated with the transaction and whether comparable or alternative goods or services are available from unrelated parties on similar terms;

•	the business advantage the company gains by engaging in the transaction;

•	the significance of the transaction to the company and the related party;

•	management’s determination as to whether the transaction is in the company’s best interests; and

•	whether the transaction is as favorable to the company as would be available from non-related entities in comparable transactions.

If a related party transaction subject to review directly or indirectly involves a member of the corporate governance and nominating committee (or an immediate family member or domestic partner), the remaining committee members and our general counsel will conduct the review. More information regarding the corporate governance and nominating committee can be found under the heading “Corporate Governance—Corporate Governance and Nominating Committee” on page 26.

Certain Legal Proceedings Involving Our Directors and Executive Officers

For information regarding shareholder derivative actions involving certain of our executive officers and directors, see Part I, Item 3 of our annual report on Form 10-K for the year ended December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2007, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. In making this statement, we relied solely on the written representations of our directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2009 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2009 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than December 1, 2008. We will not include in our proxy materials stockholder proposals received after this date. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2009 annual meeting of stockholders if we receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2009 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials no later than February 14, 2009. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2009 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one set of required proxy materials to multiple stockholders sharing an address, unless we receive contrary instructions from one or more of such stockholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Broadridge Householding Department at the telephone number and address noted below, a separate copy of our proxy materials to each stockholder at a shared address to which a single copy of the materials was delivered. Stockholders who wish to receive a separate copy of our required proxy materials in the future should contact Broadridge’s Householding Department, either by calling toll free at (800) 542-1061, or by writing to Broadridge, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Finally, stockholders sharing an address who currently receive multiple copies of our required proxy materials, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting Broadridge’s Householding Department at the same number or address.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

You can obtain, free of charge, a printed copy of our annual report to stockholders and our annual report on Form 10-K by:

•	accessing our Internet website at www.hma.com under the heading “Investor Relations;”

•	writing to us at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Investor Relations; or

•	telephoning us at 239-598-3131.

These reports include our audited consolidated financial statements along with other information about us, which we encourage you to read.

You can also obtain a copy of all other periodic reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov. We will also provide copies of any requested exhibits to our annual report on Form 10-K to stockholders.

The information contained on our website is not a part of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, however, the persons named in the proxy statement will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Timothy R. Parry
Timothy R. Parry
Corporate Secretary

March 31, 2008

EXHIBIT A

HEALTH MANAGEMENT ASSOCIATES, INC.

1996 Executive Incentive Compensation Plan

(As Amended and Restated Effective May 13, 2008)

1. Purpose. The purpose of this 1996 Executive Incentive Compensation Plan (the “Plan”) is to assist Health Management Associates, Inc., a Delaware corporation (the “Company”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, other employees, and physicians and other clinicians who serve as advisors and consultants, thus enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interest between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom shall be (i) a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “disinterested persons” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(j) “Corporate Transaction” means a transaction as defined in Section 9(b) of the Plan.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(f) of the Plan.

(l) “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(n) “Effective Date” means December 12, 1995, the effective date of the Plan.

(o) “Eligible Person” means each executive officer of the Company (as defined under the Exchange Act), other officers and employees of the Company or of any subsidiary, including such persons who may also be directors of the Company, and physicians and other clinicians who serve as advisors or consultants to the Company or any subsidiary and who provide bona fide services to the Company or any subsidiary. The foregoing notwithstanding, no member of the Committee shall be an Eligible Person. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(q) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(r) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of

Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(s) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(t) “Incumbent Board” means the Board as defined in Section 9(b) of the Plan.

(u) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(v) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(w) “Other Stock Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(x) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(y) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(z) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(aa) “Preexisting Plans” means the Company’s 1993 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, Amended and Restated 1989 Stock Option Plan, Stock Incentive Plan for Corporate Officers and Management Staff, and Incentive Compensation Plan for Corporate Officers and Management Staff, all as amended and restated.

(bb) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(cc) “Rule 16b-3” and “Rule 16a-1(c)(3)” mean Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd) “Stock” means the Company’s Class A Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(ee) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 34,875,000, plus (ii) 7% of the number of shares newly issued by the Company or delivered out of treasury shares on or before December 1, 1999 (but not thereafter) (excluding any issuance or delivery in connection with Awards, awards under Preexisting Plans, or any other compensation or benefit plan of the Company), plus (iii) the number of shares of Stock remaining available under the Preexisting Plans at the effective date of the Plan, plus (iv) shares subject to awards under the Preexisting Plans which become available after the Plan effective date in accordance with Section 4(c) hereof; provided that any shares of Stock added as a result of clause (ii) of this sentence shall not be available for grants of ISOs or SARs in tandem with ISOs. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 6,750,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c).

In addition, the maximum amount that may be earned as a final Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a final Performance Award or other cash Award in respect of a performance period by any one Participant shall be $4,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights. The Committee is authorized to grant SAR’s to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or other service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(v) Restriction Periods. Except as provided in Section 9(a)(iii) hereof, all Restricted Stock shall be subject to restriction periods of at least three years, provided that Restricted Stock that is based on the achievement of performance goals shall be subject to restriction periods of at least one year. The provisions of this Section 6(d)(v) shall be mandatory under the Plan, as contemplated by Section 6(a) hereof. Notwithstanding the foregoing, the Committee may provide, either at the time of grant or by amendment, that the restriction periods applicable to Restricted Stock shall be waived in the event of termination of employment or other service due to death, disability, normal retirement or approved early retirement.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or other service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Limitation. Notwithstanding any other provision of the Plan, but subject to adjustment as provided in Section 10(c) hereof, if at any time on or after December 1, 1999 the number of shares of Stock set forth in Section 4(a)(i) hereof is increased, then no more than 15% of such additional shares of Stock shall be issued in connection with Awards other than Options or SARs.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 and successor proposed and final regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the Standard & Poor’s Healthcare Composite Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; and (13) working capital. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(d) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(f) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 and successor proposed and final regulations thereto) shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (e) and (f), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such

Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control

(a) Effect of “Change in Control.” In the event of a “Change in Control,” as defined in Section 9(b), the following provisions shall apply:

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option; provided, however, that no optionee who is subject to Section 16 with respect to the Company at the time of the Change in Control shall be entitled to make such an election if the acquisition of the right to make such election would represent a non-exempt purchase under Section 16(b) by such optionee;

(iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the “Company Common Stock Outstanding”) or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the “Company Voting Securities Outstanding”) if such acquisition of Beneficial Ownership results in the Person’s Beneficially Owning 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

(ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or

(iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(ii) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon); provided, however, that, for so long as the Company is relying on Rule 16b-3 as in effect prior to May 1, 1991 for exemptions for Plan transactions, Awards may be granted that are transferable (and thus are not exempted under such version of Rule 16b-3) only on terms that do not preclude other grants of Awards under the Plan that are exempt under such version of Rule 16b-3. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or other service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (ii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Eligible Persons, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Awards Under Preexisting Plans. Upon approval of the Plan by stockholders of the Company, as required under Section 10(l) hereof, no further Awards shall be granted under any Preexisting Plan.

(l) Plan Effective Date and Stockholder Approval. The Plan shall become effective on December 12, 1995, subject to subsequent approval at the Company’s 1996 Annual Meeting of Stockholders, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, Section 312.03 of the Listed Company Manual of the New York Stock Exchange, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.

(m) Option Repricing. Notwithstanding the provisions of Section 10(e) hereof, neither the Board nor the Committee may waive any condition under, nor amend, alter, suspend, discontinue or terminate, any Award theretofore granted, or any Award agreement relating thereto, if the effect thereof is to reprice an outstanding Option having an exercise price then in excess of the Fair Market Value of Stock, except under the following conditions: (i) such repricing is authorized by the Committee, composed entirely of independent directors, to fulfill a legitimate corporate purpose, such as retention of a key employee; and (ii) such repricing is rarely effected, and then only to maintain Option value due to extreme circumstances beyond management’s control; and (iii) such repricing is effected with respect to no more than 3% of the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided, however, that any adjustment made pursuant to Section 10(c) hereof shall not be deemed to be a ‘repricing’ within the contemplation of this Section 10(m).

HEALTH MANAGEMENT ASSOCIATES, INC.

5811 PELICAN BAY BLVD. SUITE 500

NAPLES, FL 34108

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Health Management Associates, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via

e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Management Associates, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

HMAIO1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HEALTH MANAGEMENT ASSOCIATES, INC.

1. Election of Directors

For

All

Withhold

All

For All

Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

01) William J. Schoen

02) Burke W. Whitman

03) Kent P. Dauten

04) Donald E. Kiernan

05) Robert A. Knox

0 0 0

06) William E. Mayberry, M.D.

07) Vicki A. O’Meara

08) William C. Steere, Jr.

09) Randolph W. Westerfield, Ph.D.

2. To approve a proposal to amend and restate the Health Management Associates, Inc. 1996 Executive Incentive

Compensation Plan.

3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

0

0

0

0

0

0

ADMISSION TICKET

2008 Annual Meeting of Stockholders

Tuesday, May 13, 2008 at 1:30 p.m. at

Ritz-Carlton Golf Resort Naples

2600 Tiburón Drive, Naples, Florida 34109

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Form of Proxy and Annual Report are available at www.proxyvote.com.

FOLD AND DETACH HERE FOLD AND DETACH HERE

PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

2008 Annual Meeting of Stockholders

The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida

34109, on Tuesday, May 13, 2008 at 1:30 p.m., local time, and any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and each matter to be voted on at the annual meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the nine named nominees for director, for approval of the proposal to amend and restate the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan and FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 31, 2008, describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)